                                                                   EXHIBIT 10.40





                          SECURITIES PURCHASE AGREEMENT

                                   ----------


                                  DRIVE GP LLC


                          DRIVE FINANCIAL SERVICES L.P.


                                   ----------


                                 AUGUST __ 2000


                                   ----------


                       Acquisition of Membership Interests

                                       by

                            IFA Drive GP Holdings LLC


                                   ----------


                  Acquisition of Limited Partnership Interests

                                       by

                            IFA Drive LP Holdings LLC


                                   ----------


                                      from

                     FirstCity Consumer Lending Corporation

                                Table of Contents

                                                                                                                Page
                                                                                                                ----
1.  Sale of Securities............................................................................................2
         1.1  Description of Securities...........................................................................2
         1.2  Purchase and Sale...................................................................................2
         1.3  Closings............................................................................................2
2.  Representations and Warranties Concerning the Auto Entities...................................................2
         2.1  Organization and Business; Power and Authority......................................................2
         2.2  Financial Information...............................................................................4
         2.3  Changes in Condition................................................................................5
         2.4  Title to Properties; Leases.........................................................................5
         2.5  Compliance with Private Authorizations..............................................................6
         2.6  Compliance with Governmental Authorizations and Applicable Law......................................6
         2.7  Related Transactions................................................................................7
         2.8  Insurance...........................................................................................8
         2.9  Tax Matters.........................................................................................8
         2.10  ERISA..............................................................................................8
         2.11  Employee Relations.................................................................................9
         2.12  Material Contracts.................................................................................9
         2.13  Ordinary Course of Business.......................................................................10
         2.14  Disclosure........................................................................................12
         2.15  Broker or Finder..................................................................................12
         2.16  Environmental Matters.............................................................................12
         2.17  Capital Stock.....................................................................................12
         2.18  Y2K...............................................................................................12
         2.19  Inapplicability of Specified Statutes.............................................................12
         2.20  Notices to Creditors..............................................................................13
         2.21  Other Representations.............................................................................13
3.  Representations and Warranties of IFA Entities...............................................................13
         3.1  Of IFA-GP..........................................................................................13
         3.2  Of IFA-LP..........................................................................................13
4.  Conditions of Closing........................................................................................14
         4.1  No Default, etc....................................................................................14
         4.2  Officers' Certificates; Supporting Documents.......................................................14
         4.3  Charter Documents..................................................................................15
         4.4  Financial Statements...............................................................................15
         4.5  Fairness Letter....................................................................................16
         4.6  Reports............................................................................................16
         4.7  Acquisition........................................................................................16
         4.8  Approvals and Consents.............................................................................17
         4.9  Absence of Liens...................................................................................17
         4.10  Employees.........................................................................................17
         4.11  Existing Loan Agreements..........................................................................17
         4.12  Loans to Drive Entities...........................................................................18
         4.13  Option Warrants...................................................................................18
         4.14  Shareholders Agreement............................................................................18
         4.15  Services Agreements...............................................................................18
         4.16  Employment Agreement..............................................................................19
         4.17  [intentionally deleted]...........................................................................19

                                Table of Contents
                                   (continued)

                                                                                                               Page
                                                                                                               ----
         4.18  Assignment and Assumption; Certificates...........................................................19
         4.19  Adverse Change....................................................................................19
         4.20  Capital Note......................................................................................19
         4.21  Legal Opinions....................................................................................19
         4.22  Change in Law; Litigation.........................................................................20
         4.23  All Proceedings to be Satisfactory................................................................20
         4.24  Fees and Expenses.................................................................................20
5.  Special Covenants............................................................................................20
         5.1  Prompt Payment of Indebtedness.....................................................................21
         5.2  Conduct of Business................................................................................21
         5.3  Distributions......................................................................................21
6.  Definitions..................................................................................................21
7.  Miscellaneous Provisions.....................................................................................33
         7.1  Termination........................................................................................33
         7.2  Stamp and Other Taxes..............................................................................33
         7.3  Expenses...........................................................................................33
         7.4  Indemnification....................................................................................34
         7.5  Survival of Covenants; Assignment..................................................................34
         7.6  Notices............................................................................................34
         7.7  Amendment; Waiver..................................................................................35
         7.8  Governing Law......................................................................................35
         7.9  Entire Agreement...................................................................................35
         7.10  Jurisdiction......................................................................................36
         7.11  Business Days.....................................................................................36
         7.12  Headings; Counterparts............................................................................36
         7.13  Severability......................................................................................36
         7.14  Further Acts......................................................................................37
         7.15  Mutual Drafting...................................................................................37
         7.16  No Third-Party Beneficiaries......................................................................37
         7.17  Jury Waiver.......................................................................................37

                                                   SCHEDULES

Schedule 2.1(a).....................................................................Entities; Foreign Qualification
Schedule 2.1(c)....................................................................Subsidiaries of Auto and Auto-GP
Schedule 2.1(d).............................................................Governmental and Private Authorizations
Schedule 2.2.................................................................................Additional Liabilities
Schedule 2.3..........................................................................................Recent Events
Schedule 2.4.........................................................................................Existing Liens
Schedule 2.5...................................................................................Existing Defaults(1)
Schedule 2.6(a)....................................................................................Missing Licenses
Schedule 2.6(c)..........................................................................................Litigation
Schedule 2.7................................................................................Affiliated Transactions
Schedule 2.8..............................................................................................Insurance

----------
     (1) see Sections 2.5 and 2.12

                               Table of Contents
                                  (continued)

                                                                                                               Page
                                                                                                               ----
Schedule 2.11....................................................................................Salary Schedule(2)
Schedule 2.12....................................................................................Material Contracts
Schedule 2.13...........................................................................Non-Ordinary Interim Events
Schedule 2.13(e) ...........................................................................Recent Salary Increases
Schedule 2.13(m)................................................................................Assumed Liabilities
Schedule 2.17..........................................................................Capitalization; Subsidiaries
Schedule 6..............................................................................Securitization Transactions

                                                  EXHIBITS

Exhibit A-1...............................................................................Opinion of Haynes & Boone
Exhibit A-2............................................................................Opinion of Cowles & Thompson
Exhibit A-3................................................................................Opinion of Bell Nunnally




--------
     (2) see Sections 2.1(c) and 2.17

         SECURITIES PURCHASE AGREEMENT ("Agreement") dated as of August 18, 2000 by and among FirstCity Financial Corporation, a Delaware corporation ("FCFC "or "FC"), FirstCity Consumer Lending Corporation, a Texas corporation ("CLC"), FirstCity Funding, L.P., a Texas limited partnership ("Auto"), FirstCity Funding GP Corp., a Texas corporation ("Auto-GP"), IFA Drive GP Holdings LLC, a Delaware limited liability company ("IFA-GP"), and IFA Drive LP Holdings LLC, a Delaware limited liability company ("IFA-LP").

                                   WITNESSETH:

         WHEREAS, Auto will shortly be transferring substantially all of its assets to Drive Financial Services L.P., a Delaware limited partnership ("Drive" or "Drive-LP");

         WHEREAS, CLC is currently the owner of 80% of the shares of Auto's general partner (Auto-GP) and of approximately 79.2% of the limited partnership interests in Auto;

         WHEREAS, immediately upon consummation of the Acquisition, CLC will be the owner of 80% of the membership interests in Drive's general partner, Drive-GP LLC, a Delaware limited liability corporation ("Drive-GP"), and (beneficially) of approximately 81% of the limited partnership interests in Drive (45.43% of which CLC will own of record);

         WHEREAS, immediately following the Acquisition, CLC wishes to sell to IFA-GP, and IFA-GP wishes (subject to the terms and conditions below) to purchase from CLC, approximately 60% of CLC's membership interests in Drive-GP (i.e., 49% of the outstanding membership interests in Drive-GP) so that, immediately following such sale, IFA-GP will own 49% of the outstanding membership interests in Drive-GP, CLC will own 31% of the outstanding membership interests in Drive-GP and MG-LP (as hereafter defined) will own 20% of the outstanding membership interests in Drive-GP;

         WHEREAS, immediately following the Acquisition, CLC wishes to sell to IFA-LP, and IFA-LP wishes (subject to the terms and conditions below) to purchase from CLC, all of CLC's limited partnership interests in Drive-LP (i.e., 45.43% of the outstanding limited partnership interests in Drive) so that, immediately following such sale, (i) IFA-LP's interest in Drive-LP (45.43% of record), when combined with its beneficial interest in Drive-LP through its indirect equity interest in Auto and with IFA-GP's beneficial interest in Drive-LP by virtue of IFA-GP's equity interest in Drive-GP, will constitute 49% of the partnership interests in Drive (ii) CLC will beneficially own 31% of the partnership interests in Drive (0% directly and the balance through CLC's limited partnership interest in Auto, which will own of record 35.93% of the limited partnership interests in Drive), and (iii) MG-LP will beneficially own 20% of the partnership interests in Drive (18.54% directly and the balance through (x) its indirect equity interest in Auto and its equity interest in Drive-GP, which itself will hold an approximately 0.1% interest in Drive); and

         WHEREAS, FCFC owns all of the outstanding capital stock in CLC, thus making Auto and Auto-GP indirectly-owned subsidiaries of FCFC;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. Sale of Securities.

         1.1 Description of Securities. On the terms hereinafter provided, CLC has duly authorized the sale:

         (a) to IFA-GP, of such Membership Interests in Drive-GP owned by CLC so that, immediately after giving effect to such sale, IFA-GP will own 49% of Drive-GP's Membership Interests; and

         (b) to IFA-LP, of such Limited Partnership Interests owned by CLC so that, immediately after giving effect to such sale and when combined with IFA-GP's beneficial interest in Drive-LP by virtue of holding (i) its Membership Interests in Drive-GP, and (ii) 100% of the membership interests in Drive Holdings LLC, which itself will own a 20% limited partnership interest in Auto (which will own a 35.93% limited partnership interest in Drive), the aggregate percentage of equity in Drive-LP beneficially owned by IFA-LP and IFA-GP will constitute 49% of the outstanding equity interests in Drive-LP.

As used herein, "Subject Securities" shall mean the Membership Interests in Drive-GP to be sold by CLC to IFA-GP and the Limited Partnership Interests in Drive-LP to be sold by CLC to IFA-LP, in each case pursuant to this Section 1.1, or such of them as are to be purchased by the relevant IFA Entity, as the context shall indicate.

         1.2 Purchase and Sale. On the basis of the representations and warranties (and on the terms and subject to the conditions) set forth in this Agreement, CLC agrees to sell and deliver to (i) IFA-GP, and IFA-GP agrees to purchase from CLC, the Membership Interests (49% of outstandings) referred to in
Section 1.1(a) above for a purchase price of $490 (the "Purchase Price (MI)"), and (ii) IFA-LP, and IFA-LP agrees to purchase from CLC, the Limited Partnership Interests referred to in Section 1.1(b) above for a purchase price of $14,999,510 (the "Purchase Price (LPI)"). Notwithstanding the foregoing, to the extent any of the conditions to purchase of the Subject Securities set forth in
Section 4 shall not have been met to the satisfaction of the IFA Entities (or waived by them) on or before August 25, 2000 (or such later date as the respective IFA Entities may agree to) then the obligation of the IFA Entities to purchase such securities shall (at the option of either IFA Entity) expire on such date.

         1.3 Closings. The closing ("Closing") of the purchase by the IFA Entities of the Subject Securities to be purchased by each shall be held at the offices of Sullivan & Worcester LLP in New York, New York (or such other place as the parties hereto shall agree) at such time and on such date (but in any event within three business days after the satisfaction (or, at the relevant IFA Entity's discretion, waiver) of the applicable conditions set forth in Section 4 hereof) as CLC and the IFA Entities shall agree (the date on which the Closing occurs, the "Closing Date"). At the Closing, the relevant IFA Entity shall purchase from CLC the relevant Subject Securities to be purchased by such IFA Entity and pay the Purchase Price therefor to CLC by wire transfer or as otherwise agreed between the relevant seller and the relevant purchaser.

         2. Representations and Warranties Concerning the Auto Entities. FC, CLC, Auto and Auto-GP hereby jointly and severally represent and warrant to IFA Parent and each IFA Entity (which representations and warranties shall survive the execution and delivery of this Agreement to the extent set forth in Section
7.5 below) as of the date hereof and (if different) as of the Closing Date) that:

         2.1 Organization and Business; Power and Authority.

         (a) Each of the FC Parties, each of the Auto Entities and each of the Drive Entities (i) is an organization of the type specified opposite its name on
Schedule 2.1(a) hereto, (ii) is duly organized, validly existing and in good standing under the laws of the jurisdiction under which it is organized (as specified in such schedule), (iii) has all requisite power and authority (corporate or other) to own or hold under lease its properties and to conduct its business as now conducted (in the case of the FC Parties and the Auto Entities) and as proposed to be conducted (in the case of the Drive Entities), and (iv) except as set forth in Schedule 2.1(a) hereto, is duly qualified and is in good standing as a foreign organization authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on such Person. Except as stated in Schedule 2.1(c) or Schedule 2.17, each of the Auto Subsidiaries is wholly owned by Auto. Each of the Securitization Subsidiaries is owned as set forth on Schedule 2.17 hereto. References in this Agreement to "as proposed to be conducted," when used with respect to the business proposed to be conducted by the Drive Entities on or after Acquisition Effectiveness, shall be considered to mean "as proposed to be conducted by the Drive Entities in substantially the same manner and in the same jurisdictions as the Auto Entities were conducting such business prior to Acquisition Effectiveness."

         (b) Other than licenses identified on Schedule 2.6(a), each Relevant Entity has the necessary power and authority (corporate or otherwise, as applicable), and all necessary franchises, permits, licenses and other rights and privileges, to enter into and perform its obligations under this Agreement and each other Related Document to which it is a party, and (in the case of CLC) to sell the Subject Securities. The execution, delivery and performance of this Agreement and each of the other Related Documents to which a Relevant Entity is a party (including without limitation the transfer of assets (including, without limitation, the assets transferred to CLC by Auto-FCA and FC Consumer Finance), the Residuals and the Securitization Shares by CLC to Drive pursuant to the Residuals Agreement (CLC), the transfer of Residuals by Auto-ABS to Auto pursuant to the Residuals Agreement (ABS), (iii) the transfer of assets by (A) Auto-FCA and Auto-Servicing to Auto, (B) FC Consumer Finance and Auto-FCA to CLC, and (C) FC Consumer Finance to CLC pursuant to the Assignment Agreements,
(iv) the transfer of the Auto Assets (including without limitation (x) the Residuals transferred to Auto pursuant to the Residuals Agreement (ABS) and (y) the assets transferred by Auto-FCA, Auto-Servicing and FC Consumer Finance to Auto pursuant to the Assignment Agreements) by Auto to Drive pursuant to the Asset Acquisition Agreement (Auto), and (v) the transfer of the aforementioned Residuals by Drive to Drive-ABS pursuant to the Residuals Agreement (Drive) and the sale of the Subject Securities by CLC to the IFA Entities pursuant to this Agreement) have been duly authorized by all necessary corporate or other applicable action; no Government Authorization or Private Authorization that has not been obtained is required for the execution, delivery and performance of this Agreement and the other Related Documents by any Relevant Entity. No approval of the transactions contemplated by this Agreement or by any of the other Related Documents, individually or as a whole, is required from FC's stockholders. This Agreement has been duly and validly executed and delivered by each of the Relevant Entities party hereto and constitutes, and each other Related Document to which each is a party when executed and delivered by such Person will have been duly and validly executed and delivered by such Person and will constitute, legal, valid and binding obligations of the Relevant Entities party hereto and thereto (as the case may be), enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency reorganization and similar laws affecting creditors' rights generally (the "Enforceability Exceptions").

         (c) Prior to giving effect to the Acquisition, neither Auto nor Auto-GP owns any voting shares or other equitable interest in any Person, however organized and however such interest may be denominated or evidenced, except as set forth in Schedule 2.1(c) hereto. All of the assets held by each of the Persons listed on Schedule 2.1(c) as owned by Auto or Auto-GP (other than Auto-FCAR), and all of the equity interests in each of the Securitization Subsidiaries, in whole or in part, have been transferred (directly or indirectly) to one or more of the Drive Entities except for CLC's shares in Auto-FCA and FC Consumer Finance and Auto's shares in Auto-Servicing, Auto-FCA and Auto-ABS.

         (d) Neither the execution and delivery of this Agreement or any of the other Related Documents to which any Relevant Entity is a party, nor the sale or delivery by CLC of any or all of the Subject Securities, nor the consummation of the transactions contemplated by any of the foregoing, nor compliance with the terms, conditions and provisions of any of the foregoing by any Relevant Entity:

                  (i) will conflict with, or result in a breach or violation of or constitute a default in the performance, observance or fulfillment of, any obligation, covenant or condition contained in, or permit the acceleration of any obligation or liability in, or constitute, or but for any requirement of giving of notice or passage of time or both would constitute, a default or an event of default by any of the Relevant Entities under, any Applicable Law, Charter Document, Private Authorization, Governmental Authorization or Contractual Obligation, except to the extent (x) such conflicts, breaches, violations or defaults would not, individually or in the aggregate, have a Material Adverse Effect on such Relevant Entity or (y) where the Contractual Obligation in connection with which such default or event of default would occur is, or the requirement for a Private Authorization exists is from the lenders under, the IFA Subordinated Loan Agreement or the Senior BOS Loan Agreement, in respect of which FC expects to obtain appropriate consents or waivers or (z) listed, and as listed, on
         Schedule 2.1(d) hereto as to Governmental Authorizations and Private Authorizations, all of which will be obtained on or prior to the Closing Date (except with respect to notifications specified on such schedule as not being required to be made until after the Closing Date.)

                  (ii) will result in the creation or imposition of any Lien upon any of the properties of any Relevant Entity (except liens in favor of BOS, BOS-UK or IFA Parent pursuant to one or more of the Loan Agreements); or

                  (iii) will require any approval or action of, or filing with or notification to, any Authority, except as set forth in Schedule 2.1(d).

         (e) No approval by the shareholders of FC is required for the execution, delivery or performance of any of this Agreement or any of the Related Documents or any of the transactions contemplated by any of the foregoing, whether pursuant to any of the Charter Documents of FC, any agreements to which FC or any of its Affiliates is a party or otherwise bound or by which any of their respective assets are subject, or any provision of US, Texas or Delaware law or otherwise.

         2.2 Financial Information.

         (a) FC, CLC and Auto have heretofore furnished to the IFA Entities (i) the Projections and (ii) the Specified Financial Statements. The Specified Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and fairly present the financial condition and results of operations (and, for those relating to full fiscal years, cash flow, if any) of the Auto Entities on the bases therein stated, as of the respective dates thereof and for the respective periods covered thereby subject, in the case of unaudited financial statements, to normal year-end audit adjustments. Except as set forth in the most recent balance sheet constituting a part of the Specified Financial Statements (the "Most Recent Balance Sheet"), no Auto Entity has any Indebtedness for Money Borrowed.

         (b) Except as disclosed in Schedule 2.2, at the date of the Most Recent Balance Sheet (the "Balance Sheet Date"), no Auto Entity had any material obligations or liabilities, past, present or deferred, accrued or unaccrued, fixed, absolute, contingent or other, except as disclosed in the Most Recent Balance Sheet and (ii) since the Balance Sheet Date, no Auto Entity has incurred any such obligation or liability other than obligations and liabilities incurred in the ordinary course of business consistent with past practice of the relevant Auto Entity, which in the case of clause (ii) could not reasonably be expected to, in the aggregate, have an material adverse effect on such Auto Entity or (after the Acquisition) any Drive Entity.

         (c) Upon Acquisition Effectiveness and thereafter, no Drive Entity shall have any liability or responsibility for any pension or like obligations of any member of the FC Group or any Auto Entity except as specifically set forth in the Services Agreement (FC) and the Services Agreement (Moore).

         (d) The Projections have been prepared and compiled in good faith with due care and attention on the basis of the past business of the Auto Entities and other information and assumptions which the FC Parties and the Auto Entities believe to be reasonable. Neither FC, CLC, Auto-GP, or Auto nor any executive officer of any of the foregoing has any reason to believe that any of the assumptions used as a basis for any of the Projections is incorrect in any material respect.

         2.3 Changes in Condition. During the period from the Balance Sheet Date through the Closing Date, except as specifically set forth in Schedule 2.3, no Event has occurred that, individually or in the aggregate, has had or (so far as the FC Parties and Auto Entities party hereto reasonably can foresee) likely will have any material adverse effect on any Auto Entity or the Acquisition Assets or (after the Acquisition) any Drive Entity.

         2.4 Title to Properties; Leases.

         (a) No Auto Entity owns any real property.

         (b) One or more of the Auto Entities has good and marketable title to, or a valid leasehold interest in, all assets, tangible and intangible, reflected on the Most Recent Balance Sheet, or used by one or more of the Auto Entities in its business if not so reflected, or purported to have been acquired by an Auto Entity since the Balance Sheet Date, except inventory or receivables sold, or property, plant and other equipment used up or retired, since the Balance Sheet Date, in each case in the ordinary course of business consistent with past practice of the relevant Auto Entity, free and clear of all Liens, except Permitted Liens.

         (c) Except for financing statements evidencing Permitted Liens (a true, correct and complete list and description of which is set forth in Schedule 2.4 hereto), no financing statements under the Uniform Commercial Code and no other filing which names any Auto Entity as debtor or which covers or purports to cover any of the property of any Auto Entity is on file in any state or other jurisdiction, and no Auto Entity has signed or agreed to sign any such financing statement or filing or any security agreement authorizing any secured party thereunder to file any such financing statement or filing.

         (d) Each lease under which any Auto Entity holds real or personal property (other than miscellaneous office equipment and the like with a fair market value of less than $15,000) constituting a part of the assets and property of any such Auto Entity is in full force and effect, has been duly authorized, executed and delivered by the relevant Auto Entity, and, to its knowledge, each of the other parties thereto, and is a legal, valid and binding obligation of the relevant Auto Entity, and, to its knowledge, each of the other parties thereto, enforceable in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions. One or more of the Auto Entities has (and, upon Acquisition Effectiveness, one or more of the Drive Entities will have) a valid leasehold interest in and enjoys (and, upon and immediately after Acquisition Effectiveness, one or more of the Drive Entities will enjoy) peaceful and undisturbed possession under all leases pursuant to which any Auto Entity now holds any such real property or tangible personal property, subject to the terms of each lease and Applicable Law. All of such leases are valid and subsisting and in full force and effect; no Auto Entity nor, to its knowledge, any other party thereto, is in default in the performance, observance or fulfillment in any material respects of any obligation, covenant or condition contained in any such lease.

         (e) Upon Acquisition Effectiveness, Drive will be entitled to use in its business and that of the other Drive Entities all software currently used by Auto and the other Auto Entities in their respective businesses, including without limitation the right to use all software and other services provided by PeopleSoft.

         2.5 Compliance with Private Authorizations. Upon Acquisition Effectiveness, each Drive Entity will have obtained all Private Authorizations that are necessary for the ownership or operation by the relevant Drive Entities of the assets and property owned or otherwise held by the Auto Entities immediately prior to Acquisition Effectiveness or necessary or advisable for the conduct of the business and operations of Drive Entities in the same manner and to the same extent after Acquisition Effectiveness as was conducted by the Auto Entities before Acquisition Effectiveness (or, with respect to Private Authorizations which the FC Parties do not consider material, that are able to be obtained without undue delay and at nominal cost by Drive in the ordinary course of its business). All of such Private Authorizations are valid and in good standing and are in full force and effect and will be in good force and effect after Acquisition Effectiveness with respect to the Drive Entities (or will promptly be replaced, at nominal cost, on or within 30 Business Days after Acquisition Effectiveness, by substantially identical Private Authorizations for the Drive Entities). No Auto Entity is in breach or violation of, or in default in the performance, observance or fulfillment of, any such Private Authorization, and no Event exists or has occurred which constitutes, or but for any requirement of giving of notice or passage of time or both would constitute, such a breach, violation or default, under any such Private Authorization, in each case except as listed on Schedule 2.5; as of Acquisition Effectiveness, all such breaches, violations and defaults will have been cured or duly and properly waived in writing by the required Persons. No such Private Authorization is the subject of any pending (or, to the knowledge of the FC Parties and Auto Entities, threatened) attack, revocation or termination.

         2.6 Compliance with Governmental Authorizations and Applicable Law.

         (a) Except as set forth on Schedule 2.6(a) hereto, each Drive Entity by the Closing Date will have obtained all Governmental Authorizations that are necessary or advisable for the ownership of the assets and property of Drive Entities or the conduct of the business and operations of the Drive Entities as now conducted by Auto and proposed to be conducted after the Closing Date by Drive. None of any Auto Entity's Governmental Authorizations is (and none of any Drive Entity's Governmental Authorities will be) subject to any restriction or condition that would limit in any material respect the ownership or operations of the assets and property of the Auto Entities (or, after the Closing, the Drive Entities) or the conduct of the business and operations of the Auto Entities (or, after the Closing, the Drive Entities), as currently conducted by Auto and proposed to be conducted by Drive, except for restrictions and conditions generally applicable to Governmental Authorizations of such type. Each of the Auto Entities' Governmental Authorizations are (and, upon Acquisition Effectiveness, each of the Drive Entities' Governmental Authorizations, except those listed on Schedule 2.6(a), will be) valid and in good standing, in full force and effect and not impaired in any material respect by any act or omission of any Auto Entity or Drive Entity or any of their respective officers, directors, employees or, to the Relevant Entities' knowledge, their respective agents, and the ownership and operation of the assets and property of the Auto Entities (and, after Acquisition Effectiveness, the Drive Entities), and the conduct of the business and operations of the Auto Entities as currently conducted and the conduct of the business and operations of the Drive Entities as currently conducted by the Auto Entities and proposed to be conducted by the Drive Entities, are in accordance in all material respects with the Governmental Authorizations. All material reports, forms and statements required to be filed by the Auto Entities with all Authorities have been filed and are true, complete and accurate in all material respects. No Governmental Authorization in favor of any of the Auto Entities or any of the Drive Entities is the subject of any pending (or, to the Relevant Entities' knowledge, threatened) challenge or proceeding to revoke or terminate any such Governmental Authorization. No Relevant Entity has any reason to believe that any such Governmental Authorization will not be renewed in the name of Auto (if requested) or reissued (at reasonable cost and without significant restriction) in the name of Drive by the granting Authority in the ordinary course. With respect to each Governmental Authorization listed on Schedule 2.6(a), no Relevant Party has any reason not to expect that such Governmental Authorizations, satisfactory in form and substance to the Relevant Entities, will not be duly issued to the appropriate Drive Entity, at reasonable cost, (A) on or within 30 Business Days with respect to material Governmental Authorizations, and (B) on or within 120 Business Days with respect to immaterial Governmental Authorizations, after Acquisition Effectiveness (or such later date specified alongside such permit's description on said schedule).

         (b) No Auto Entity is in, or charged by any Authority with, or, to the knowledge of the FC Parties and the Auto Entities, threatened or under investigation by any Authority with respect to, breach or violation of, or default in the performance, observance or fulfillment of, any Applicable Law relating to the ownership of the assets and property of the Auto Entities or the conduct of the business or operations of the Auto Entities. No Event exists or has occurred which constitutes, or but for any requirement of giving of notice or passage of time or both would constitute, such a breach, violation or default under any Governmental Authorization or any Applicable Law.

         (c) Except as set forth in Schedule 2.6(c) hereto (and except for Legal Actions involving collection efforts, repossessions, foreclosures, bankruptcy actions of obligors under retail installment sales contracts owned by an Auto Entity, related counterclaims and like litigation), there are no Legal Actions of any kind pending or, to the knowledge of the FC Parties and the Auto Entities, threatened at Law, in equity or before any Authority, against any of the Relevant Entities or any of their respective officers or directors, relating to the assets or property of any of the Auto Entities or Drive Entities or the conduct of the business or operations or proposed business or operations of any of the Auto Entities or Drive Entities. No such Legal Action (whether listed on said schedule or excluded by virtue of the foregoing parenthetical or otherwise), if determined adversely to the relevant Relevant Entity, will (individually or in the aggregate) have a material adverse effect on any of the Auto Entities or Drive Entities.

         (d) No notification to, filing with or consent from the Department of Justice or the Federal Trade Commission or any other Authority is required by any Relevant Entity in connection with the Acquisition, the sale of the Subject Securities or any of the other transactions contemplated by this Agreement or the other Related Documents (other than a filing with the SEC on Form 10-Q, Form 8-K or a similar form).

         2.7 Related Transactions. No Auto Entity is, and upon Acquisition Effectiveness no Drive Entity will be, a party or subject to any Contractual Obligation relating to the assets or property of any of the Auto Entities or Drive Entities, or the conduct of the business or operations of any of the Auto Entities or Drive Entities, between any of the Auto Entities or Drive Entities and any of the officers, directors or stockholders of any Auto Entity or Drive Entity or, to the knowledge of the FC Parties and the Auto Entities, any member of the Immediate Family of any thereof, or any Affiliate of any of the foregoing, including without limitation any Contractual Obligation providing for the furnishing of services to or by, providing for rental of property, real, personal or mixed, to or from, or providing for the lending or borrowing of money to or from or otherwise requiring payments to or from, or guaranteed any obligation or liability of, any such Person, other than (i) the Related Documents, (ii) transactions with FC or CLC previously disclosed by either in writing to IFA Parent or BOS, or (iii) or as specifically set forth in Schedule
2.7 hereto. With the IFA Entities' consent, the representations and warranties in this paragraph are given based solely on the knowledge of Messrs. Sartain, Hawkins, Moore, Vander Woude and (based solely on a certificate to the same effect delivered to FC by the Management Members) the Management Members.

         2.8 Insurance. At Acquisition Effectiveness, all properties, assets, business and operations of the Drive Entities will be, adequately insured as set forth on Schedule 2.8 attached hereto.

         2.9 Tax Matters. The Auto Entities have in accordance with all Applicable Laws filed all Tax Returns which are required to be filed, and have paid, or made adequate provision for the payment of, all Taxes which have or may become due and payable pursuant to said Tax Returns and all other governmental charges and assessments received to date other than those Taxes being contested by appropriate proceedings in good faith for which adequate provision has been made on the Most Recent Balance Sheet; (b) the Tax Returns of the Auto Entities have been prepared in all material respects in accordance with all Applicable Laws; (c) all Taxes which the Auto Entities are required by Law to withhold and collect have been duly withheld and collected, and have been paid over, in a timely manner, to the proper Authorities to the extent due and payable; and (d) adequate provision has been made on the Most Recent Balance Sheet for all Taxes (if any) accrued through the date of such balance sheet of any kind, including interest and penalties in respect thereof, whether disputed or not, and whether past, current or deferred, accrued or unaccrued, fixed, contingent, absolute or other, and there are, to the knowledge of the FC Parties and the Auto Entities, no past transactions or matters which could result in additional Taxes of a material nature to the Auto Entities or any Drive Entity for which an adequate reserve has not been provided on such balance sheet. No Relevant Entity is a "consenting corporation" within the meaning of Section 341(f) of the Code. No Drive Entity is, or upon Acquisition Effectiveness will be, a party to any Tax sharing agreement or arrangement.

         2.10 ERISA.

         (a) Upon Acquisition Effectiveness, all employees of the Drive Entities who were employees of each Auto Entity shall remain participants in the relevant employee benefits plans and programs previously provided by FC and/or the Auto Entities to employees of the Auto Entities and no Drive Entity shall incur any obligation to any such individual under any such plan or program, or under applicable Law, for any period prior to August 1, 2000.

         (b) (i) All Plans and Benefit Arrangements maintained by any Auto Entity or FC Entity for which any of the Drive Entities shall be in any way responsible comply and have been administered in form and in operation, in all material respects, in accordance with their respective terms and with all Applicable Laws and no Auto Entity or any FC Party has received any written notice from any Authority disputing or investigating such compliance. None of the assets of any such Plan or Benefit Arrangement are invested in employer securities or employer real property. There are no claims (other than routine claims for benefits or actions seeking qualified domestic relations orders) pending or, to any Relevant Entity's knowledge, threatened involving such Plans or Benefit Arrangements or the assets of such Plans, and, to the Relevant Entities' knowledge, no facts exist which are reasonably likely to give rise to any such claims (other than routine claims for benefits or actions seeking qualified domestic relations orders);

                  (ii) All material contributions to, and material payments from, such Plans and Benefit Arrangements that may have been required to be made in accordance with the terms of such Plans and Benefit Arrangements, and any applicable collective bargaining agreement, have been made. All such contributions to, and payments from, such Plans and Benefit Arrangements, except those payments to be made from a trust qualified under Section 401(a) of the Code, for any period ending before the Closing Date that are not yet, but will be, required to be made, will be properly accrued and reflected on the financial books and records of an FC Party or an Auto Entity;

                  (iii) No Event has occurred which would result in imposition on any Auto Entity or Drive Entity of (A) any breach of fiduciary duty liability damages under Section 409 of ERISA, (B) a civil penalty assessed pursuant to subsections (c), (i) or (l) of Section 502 of ERISA or (C) a tax imposed pursuant to Chapter 43 of Subtitle D of the Code; and

                  (iv) No current or former employee of any Auto Entity will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any such Plan or Benefit Arrangement as a result of the transactions contemplated by this Agreement or any Related Document other than, upon any termination of the employment of any employee of such Auto Entity, any vesting that may be required pursuant to Section 411 of the Code or health care continuation coverage required pursuant to Section 4980B of the Code. All 401(k) benefits have been funded through July 31, 2000.

         (c) The execution, delivery and performance of this Agreement by the Relevant Entities party hereto and the execution, delivery and performance of the other Related Documents by the Relevant Entities party thereto will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Code with respect to such Plan or Benefit Agreement.

         2.11 Employee Relations.

         (a) No Auto Entity is party to any written Contract with any of its officers, directors or employees other than for an employment contract with Thomas Brower that is to terminate on the Closing Date. There are no commitments to have any employment contract between any Drive Entity and any individual other than Thomas Brower. None of any Auto Entity's employees ("Auto Employees"), as such, is now, or in the past five years has been, represented by any labor union or other employee collective bargaining organization, and no Auto Entity is, or ever has been, a party to any labor or other collective bargaining agreement with respect to any of their respective employees. There are no pending grievances, disputes or controversies with any union or any other employee or collective bargaining organization of such employees, or any threats of strikes, work stoppages or slowdowns by any Auto Employees, or any pending demands for collective bargaining by any union or other organization. No Auto Entity is now, nor in the last five years has been, subject to or involved in or, to the knowledge of the FC Parties and the Auto Entities, threatened with, any union elections, petitions therefor or other organizational or recruiting activities, in each case with respect to its employees. No Auto Employee who is material to the conduct of the business or operations of any Auto Entity has notified any officer of any FC Party or Auto Entity that he or she does not intend to continue employment, if requested, with the Drive Entities.

         (b) Schedule 2.11 sets forth the per annum salaries, bonuses and other remuneration for each Management Member (other than Thomas Brower) payable by the Auto Entities as of the Closing Date.

         2.12 Material Contracts. Listed on Schedule 2.12 hereto are all Contracts material to the business, assets, operations, financial condition or results of operation of each Auto Entity (each a

"Material Contract") to which any Auto Entity is a party or to which it is bound or which any of the assets or property of any Auto Entity is subject. True, accurate and complete copies of each of such Material Contracts have been made available by the Auto Entities to IFA Parent, and Auto has provided IFA Parent with photocopies of all such Material Contracts requested by IFA Parent. All such Material Contracts (other than those of Auto-FCAR and the Securitization Subsidiaries) are being assigned to Drive or another Drive Entity as part of the Acquisition or, if currently owned by a Subsidiary of Auto or a Securitization Subsidiary which after the Closing Date will be a Subsidiary of Drive, will continue to be owned by such Subsidiary. No Material Contract is terminable, by its terms or at the option of any other party thereto, by virtue of the Acquisition (or, if any is so terminable at another's option, that Person's consent to its assignment has been obtained and a copy thereof provided to IFA-GP or IFA Parent). All of the Material Contracts are valid, binding and legally enforceable obligations of the Auto Entities party thereto and, to the knowledge of the FC Parties and the Auto Entities, all other parties thereto, except as such enforceability may be limited by the Enforceability Exceptions. No Auto Entity nor, to the knowledge of the FC Parties and the Auto Entities, any other party thereto, has failed to duly comply with all of the terms and conditions of each such Material Contract or has done or performed, or failed to do or perform (and no claim is pending or, to the knowledge of the FC Parties and the Auto Entities, threatened in writing to the effect that an Auto Entity has not so complied, done and performed or failed to do and perform) any act which would invalidate or provide grounds for the other party thereto to terminate (with or without notice, passage of time or both) such Material Contract or impair the rights or benefits, or materially increase the costs, of the Auto Entities (or, after the Acquisition, of the Drive Entities) under any such Material Contract, except where the failure to so comply or perform would not, individually or in the aggregate, have a material adverse effect on any Auto Entity or any Drive Entity. No Auto Entity is in breach or violation of, or in default in the performance, observance or fulfillment of, any such Material Contract, and no Event exists or has occurred which constitutes, or but for any requirement of giving of notice or passage of time or both would constitute, such a breach, violation or default, under any such Material Contract, in each case except as listed on Schedule 2.12; as of Acquisition Effectiveness, all such breaches, violations and defaults will have been cured or duly and properly waived in writing by the required Persons.

         2.13 Ordinary Course of Business. Each Auto Entity, from the Balance Sheet Date to the date hereof and through the Closing Date (and each Drive Entity, from the Closing Date and through the date of the IFA Entities purchase of the Subject Securities hereunder, if different), except (i) as may be described in Schedule 2.13 hereto, or (ii) as may be required or expressly contemplated by the terms of this Agreement and the Related Documents:

         (a) has operated its business in all material respects in the normal, usual and customary manner in the ordinary and regular course of business, consistent with the prior practice of the Auto Entities;

         (b) except (in each case) as disclosed to IFA Parent:

                  (i) has not incurred any obligation or liability (fixed, contingent or other) (x) in excess of $50,000, or (y) if less than that amount, in the ordinary course of business consistent with prior practice;

                  (ii) has not sold or otherwise disposed of or contracted to sell or otherwise dispose of any of its properties or assets (x) with a fair market value in excess of $50,000 or (y) if less than that amount, in the ordinary course of business consistent with prior practice;

                  (iii) has not entered into any individual material commitments in excess of $50,000 or (other than in the ordinary course of business consistent with prior practice) any material commitments in excess of $50,000 in the aggregate; and

                  (iv) has not canceled any material debts or claims except in the ordinary course of business consistent with prior practice.

         (c) has not created or permitted to be created any Lien on any of the assets or property of any of the Auto Entities or any of the Drive Entities, except for Permitted Liens;

         (d) has not made or committed to make any additions to its property or any purchases of equipment, except in the ordinary course of business consistent with past practice or for normal maintenance and replacements;

         (e) has not increased the compensation payable or to become payable to any of its employees (other than Management Members) other than nonmaterial increases in the ordinary course of business, or otherwise materially altered, modified or changed the terms of their employment, in each case other than (x) as set forth in Schedule 2.13(e) or (y) as previously disclosed in writing by FC to IFA Parent;

         (f) has not suffered any material damage, destruction or loss (whether or not covered by insurance) or any acquisition or taking of property by any Authority;

         (g) has not waived any rights of material value without fair and adequate consideration;

         (h) has not experienced any work stoppage;

         (i) has not entered into, amended or terminated any Contract or arrangement with any Affiliate of any of the FC Parties or Auto Entities or, except in the ordinary course of business, has not entered into, amended or terminated any Governmental Authorization, Private Authorization, or material Plan or Benefit Arrangement;

         (j) (as to the Drive Entities only, and from their respective dates of organization through the date of the IFA Entities purchase of the Subject Securities hereunder) has not issued or sold, or agreed to issue or sell, any equity interests (whether capital stock, membership interests, partnership interests, convertible securities, Option Securities or otherwise) except (1) the issuance of 80% of Drive GP's Membership Interests to CLC and 20% to MG-LLC, the issuance of approximately 81% (directly and indirectly) of the Limited Partnership Interests in Drive-LP to CLC and Auto and approximately 18.5% to MG-LP;

         (k) has not made, paid or declared any Distribution, other than a cash distribution in an amount between five and seven million dollars contemplated to be made on the Closing Date by Auto to CLC from the proceeds of a loan in the same amount to be made by CLC to Auto on such date;

         (l) has not entered into any transaction or series of related transactions which individually or in the aggregate is material to the assets and property of any of the Auto Entities or any of the Drive Entities or the conduct of the business or operations of any of the foregoing, other than the Related Documents and the transactions contemplated by the Related Documents; and

         (m) has not assumed any liability of any third party, except (x) by subsidiaries of Auto, liabilities in connection with securitized receivables in the ordinary course of business consistent with prior practice, (y) liabilities of Auto Entities assumed by Drive Entities pursuant to Transfer Agreements and listed on Schedule 2.13(m) hereto; and (z) as may be required or expressly contemplated by the terms of this Agreement and the Related Documents.

         2.14 Disclosure. Neither this Agreement nor any certificate, document or schedule furnished by or on behalf of any Relevant Entity in connection herewith (but excluding the Projections), taken as a whole, contains any untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

         2.15 Broker or Finder. No Person assisted in or brought about the negotiation of this Agreement or the purchase and sale of any of the Subject Securities in the capacity of broker, agent or finder or in any similar capacity on behalf of any Relevant Entity or Affiliate thereof or any of the officers, directors or equity holders of any of the foregoing.

         2.16 Environmental Matters. Each Auto Entity is in compliance in all material respects with all Environmental Laws, and is not the subject of or, to the knowledge of the FC Parties and the Auto Entities, threatened with any Legal Action involving a demand for damages or other potential liability, including any Lien, with respect to violations or breaches of any Environmental Law.

         2.17 Capital Stock. The authorized capital structure of each Auto Entity and each Drive Entity is as set forth in Schedule 2.17 hereto. All such outstanding equity interests have been duly authorized, validly issued, fully paid and nonassessable; none is subject to any preemptive or similar rights and are owned of record and as shown in said Schedule. No Drive Entity has granted or issued, or agreed to grant or issue, any equity interests (capital stock, membership interests, partnership interests, Option Securities, Convertible Securities or otherwise) other than as listed in clauses (1) and (2) of Section 2.13(j), and no Drive Entity is party to or bound by any agreement, put or commitment pursuant to which it is obligated to purchase, redeem or otherwise acquire any such equity interest (except as set forth in Section 2.13(j)). No Drive Entity, FC Party or Auto Entity is, nor to the knowledge of the foregoing no other equity holder in any Drive Entity is, party to any stockholders or similar agreement or other Contract relating to the pledge, disposition or voting of any equity interests in any of the Drive Entities, other than the Shareholders Agreement, and (except for the foregoing two Contracts) there are no voting trusts or voting agreements with respect to any such equity interests. All of the issued and outstanding Membership Interests, Limited Partnership Interests, general partnership interest and shares of capital stock of the Drive Entities were issued in compliance with Applicable Laws and not in violation of any preemptive or similar rights. Neither Auto nor Auto-GP has any Subsidiaries except as listed on Schedule 2.17 hereto, and neither Drive-GP nor Drive-LP has any Subsidiaries except as listed on such schedule. Schedules 2.1(c) and 2.17, collectively, accurately set forth the equity owners of record of each of the Auto Entities.

         2.18 Y2K. No Auto Entity has had any Y2K Problem that has not been fully resolved, nor any Y2K problems at all since January 15, 2000.

         2.19 Inapplicability of Specified Statutes. No Auto Entity is, and upon Acquisition Effectiveness no Auto Entity or Drive Entity will be, a "holding company" or a "subsidiary company" or an "affiliate" of a "holding company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or an "investment company" or a company "controlled" by or acting on behalf of an "investment company", as defined in the Investment Company Act of 1940, as amended. No Auto Entity is, and upon Acquisition Effectiveness no Auto Entity or Drive Entity will be, engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System.

         2.20 Notices to Creditors. Neither CLC nor any Auto Entity is required by applicable law to deliver any notice to any creditor of CLC or any of the Auto Entities (respectively), or to any state or local taxing authority, stating that it is about to transfer substantially all of its assets.

         2.21 Other Representations. Incorporated herein by reference, as fully as if the same were set forth at length herein and made directly to IFA Parent and each IFA Entity, are each of the representations and warranties made by each Auto Entity in each Transfer Agreement, including without limitation the representations and warranties set forth in Section 5 of the Residuals Agreement
(CLC) and Section 5 of the Asset Acquisition Agreement (Auto).

         3. Representations and Warranties of IFA Entities.

         3.1 Of IFA-GP. IFA-GP represents and warrants (which representations and warranties shall survive the execution and delivery of this Agreement to the extent set forth in Section 7.5 below) that:

         (a) Organization; Authority.

                  (i) IFA-GP (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and (ii) has all requisite power and authority to conduct its business as now conducted and as presently proposed to be conducted.

                  (ii) The execution, delivery and performance of this Agreement and each other Related Document to which it is a party have been duly authorized, as to IFA-GP, by all requisite action by IFA-GP. This Agreement has been duly and validly executed and delivered by IFA-GP and constitutes, and each other Related Document to which it is a party when executed and delivered by IFA-GP will have been duly and validly executed and delivered by IFA-GP and will constitute legal, valid and binding obligations of IFA-GP, enforceable in accordance with their respective terms except as the enforceability thereof may be limited by the Enforceability Exceptions.

                  (iii) Neither the execution and delivery of this Agreement or any Related Document to which it is a party, nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof by IFA-GP will require any approval or action of, or filing with, any Authority, except for notification to bank regulatory authorities to the extent required by applicable banking law and HSR.

         (b) Securities Act.

                  (i) IFA-GP acknowledges that (x) the Membership Interests to be purchased by it hereunder have not been registered under the Securities Act or any state securities laws and therefore cannot be resold or transferred unless they are subsequently registered under the Securities Act and applicable state securities or "blue sky" laws or exemptions from such registration are available, and (y) neither Drive-LP nor anyone else is under any obligation to cause any of the Membership Interests to be so registered.

                  (ii) IFA-GP is acquiring the Membership Interests to be purchased by it for its own account for investment with no present intention of distributing or reselling the same, subject, nevertheless, to its right to dispose of same or any part thereof in its sole discretion.

         3.2 Of IFA-LP. IFA-LP represents and warrants (which representations and warranties shall survive the execution and delivery of this Agreement to the extent set forth in Section 7.5 below) that:

         (a) Organization; Authority.

                  (i) IFA-LP (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and (ii) has all requisite power and authority to conduct its business as now conducted and as presently proposed to be conducted.

                  (ii) The execution, delivery and performance of this Agreement and each other Related Document to which it is a party have been duly authorized, as to IFA-LP, by all requisite action by IFA-LP. This Agreement has been duly and validly executed and delivered by IFA-LP and constitutes, and each other Related Document to which it is a party when executed and delivered by IFA-LP will have been duly and validly executed and delivered by IFA-LP and will constitute legal, valid and binding obligations of IFA-LP, enforceable in accordance with their respective terms except as the enforceability thereof may be limited by the Enforceability Exceptions.

                  (iii) Neither the execution and delivery of this Agreement nor any Related Document to which it is a party, nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof by IFA-LP will require any approval or action of, or filing with, any Authority, except for notification to bank regulatory authorities to the extent required by applicable banking law and HSR.

         (b) Securities Act.

                  (i) IFA-LP acknowledges that (x) the Limited Partnership Interests to be purchased by it hereunder have not been registered under the Securities Act or any state securities laws and therefore cannot be resold or transferred unless they are subsequently registered under the Securities Act and applicable state securities or "blue sky" laws or exemptions from such registration are available, and (y) neither Drive-GP nor anyone else is under any obligation to cause any of the Limited Partnership Interests to be so registered.

                  (ii) IFA-LP is acquiring the Limited Partnership Interests to be purchased by it for its own account for investment with no present intention of distributing or reselling the same, subject, nevertheless, to its right to dispose of same or any part thereof in its sole discretion.

         4. Conditions of Closing. The obligation of IFA-GP to purchase Membership Interests pursuant to this Agreement, and the obligation of IFA-LP to purchase Limited Partnership Interests pursuant to this Agreement, are subject to (a) compliance by the Relevant Entities with its agreements herein contained,
(b) the truth and accuracy of the certificates to be furnished by them pursuant to this Section, and (c) each of the following conditions being fulfilled to the satisfaction of the IFA Entities (or waived by them) on the Closing Date (unless otherwise specifically indicated below):

         4.1 No Default, etc. On the Closing Date (both before and after giving effect to the transactions to occur on that date under this Agreement and the Related Documents), there shall exist no Potential Default or Event of Default and all representations and warranties made by the FC Parties and Auto Entities herein or in the other Related Documents or otherwise made by such Persons in writing in connection herewith or therewith shall be true and correct in all material respects with the same effect as though such representations and warranties have been made at and as of such time.

         4.2 Officers' Certificates; Supporting Documents. There shall have been delivered to the IFA Entities such information and copies of documents, approvals (if any) and records (certified where appropriate) of such corporate, partnership, limited liability company and legal proceedings as either IFA

Entity may have reasonably requested relating to the Relevant Entities' entering into and performance of the Related Documents to which each is a party. Such documents shall, in any event, include:

         (a) certified copies of the Charter Documents of each of the Drive Entities and, to the extent requested, the FC Parties and the Auto Entities, including (without limitation) long form good standing certificates of a date not earlier than 10 days prior to the Closing Date for each of the Relevant Entities;

         (b) certificates of authorized officers of each of the Relevant Entities (except as otherwise agreed to by the IFA Entities), certifying the resolutions of each such Person relating to the entering into and performance of the Related Documents to which each such Person is a party and the transactions contemplated thereby, and further certifying that such resolutions have not been amended, modified, superseded or revoked and remain in full force and effect;

         (c) certificates of authorized officers of each of the Relevant Entities (except as otherwise agreed to by the IFA Entities), with respect to the incumbency and specimen signatures of its officers or representatives authorized to execute such documents and any other documents and papers, and to take any other action, in connection herewith or therewith; and

         (d) certificates of an authorized officer of each of FC, CLC and Auto certifying, as of the Closing Date, compliance with the conditions of Sections 4.1, 4.3, 4.4, 4.7, 4.8, 4.10, 4.11(d), 4.11(e), 4.12, 4.13, 4.14(b), 4.15,
4.16, 4.18 (last sentence), 4.20, 4.22(b) and 4.22(c) and also the absence of any Material Adverse Change of the type referred to in Section 4.19.

         4.3 Charter Documents. Drive-GP's Charter Documents shall be satisfactory in form and substance to Drive-GP, and no amendment or other modification shall have been made to any thereof, directly or indirectly, except for such as IFA-GP shall have consented to. Drive-LP's Charter Documents shall be satisfactory in form and substance to Drive-LP, and no amendment or other modification shall have been made to any thereof, directly or indirectly, except for such as IFA-LP shall have consented to.

         4.4 Financial Statements. The FC Parties shall have delivered (or caused to be delivered) the following to IFA Parent and each IFA Entity (in each case certified by the CFO of FC or of Auto):

         (a) the following historical Financial Statements:

                  (i) Audited balance sheets for the Auto Group and the members thereof as at Fiscal Year-End with respect to Fiscal Years 1997-1998 (inclusive);

                  (ii) Audited statements of earnings and cash flow, if any, for Auto and the Auto Group for Fiscal Years 1997-1998 (inclusive); and

                  (iii) Unaudited balance sheet and unaudited statements of earnings and cash flow for Auto and the Auto Group as at Fiscal Year-End 1999 and July 31, 2000 and for Fiscal Year 1999 and for the fiscal quarter and year-to-date period ended July 31, 2000, in each case certified by the CEO of Auto, the COO of FC and the CFO of FC as having been prepared in accordance with GAAP consistently applied and fairly presenting the financial condition and the results of operations of Auto and the Auto Group as at the dates and for the periods indicated.

         (b) a pro forma balance sheet at the Closing Date of the Drive Group and each of the Drive Entities, in each case after giving effect to the transactions contemplated by the Transfer Agreements and the New Loan Agreements; and

         (c) for the partial Fiscal Year (Drive) 2001 and each of the three full Fiscal Years (Drive) thereafter:

                  (i) projected statements of earnings; and

                  (ii) projected cash flow statements;

                  (iii) pro forma balance sheets as at the end of each of said three Fiscal Years.

         4.5 Fairness Letter. FC shall have delivered to the IFA Entities and IFA Parent a copy of a letter from Sandler O'Neill Partners, in form and substance satisfactory to FC, the IFA Entities and IFA Parent and addressed to FC, as to the fairness of the terms of the Acquisition to FC (such letter to be certified by FC as being a true, correct and complete copy of such letter and as not having been amended, otherwise modified or withdrawn).

         4.6 Reports. Each IFA Entity shall have received, from Persons satisfactory to it, an analysis of all litigation (other than that involving collection efforts, repossessions, foreclosures, bankruptcy actions of obligors under retail installment sales contracts owned by an Auto Entity, related counterclaims and like litigation) to which any Auto Entity or Drive Entity or any of their respective properties (including any assets purchased pursuant to the Acquisition) is a party or subject, or by which any Auto Entity or Drive Entity is otherwise affected.

         4.7 Acquisition.

         (a) Each of the Transfer Agreements shall have been executed and delivered by the respective parties thereto. The terms of each such Contract shall be satisfactory in form and substance to the IFA Entities, and no amendment or other modification shall have been made to any thereof, directly or indirectly, without the consent of the IFA Entities.

         (b) Each of the following shall have occurred:

                  (i) CLC shall have transferred to Drive the Acquisition Assets, the Residuals and the Securitization Shares (including all such assets transferred to CLC pursuant to the Assignment Agreements) to be transferred by CLC to Drive strictly pursuant to the Residuals Agreement (CLC),

                  (ii) Auto-ABS shall have transferred to Auto the Residuals to be transferred by it to Auto strictly pursuant to the Residuals Agreement (ABS),

                  (iii) Auto-FCA, Auto-Servicing and FC Consumer Finance shall have transferred to Auto and CLC, as appropriate, the assets to be transferred by them to Auto or CLC, as the case may be, strictly pursuant to their respective Assignment Agreements with Auto,

                  (iv) Auto shall have transferred to Drive the Auto Assets (including without limitation (x) all of the Residuals transferred to Auto pursuant to the Residuals Agreement (ABS) and (y) the assets transferred by Auto-FCA and Auto-Servicing to Auto pursuant to the Assignment Agreements) strictly pursuant to the Asset Acquisition Agreement (Auto), and

                  (v) Drive shall have transferred to Drive-ABS all of the aforementioned Residuals strictly pursuant to the Residuals Agreement (Drive), in each case upon satisfaction by the relevant parties to the relevant Transfer Agreement of all conditions precedent set forth in such Transfer Agreements, and (in each case) all filings and governmental approvals with respect thereto shall have been completed. No liabilities of any Auto Entity or of any Affiliate of any Auto Entity shall have been assumed by any Drive Entity, pursuant to a Transfer Agreement or otherwise, except for those listed on Schedule 2.13(m) hereto. Without limiting the generality of the foregoing, each of Auto and CLC shall have transferred to Drive-LP all of the capital stock owned by them in the Sold Subsidiaries. Without the written consent of the IFA Entities, there shall have been no waivers by any of the parties to any of the Transfer Agreements of any of the conditions precedent set forth in any Transfer Agreement.

         (c) The opinions of counsel delivered to any Relevant Entity by counsel for any Relevant Entity in connection with the Acquisition or any Transfer Agreement shall have been delivered to the IFA Entities, together with a letter from each such counsel stating that IFA Parent and the IFA Entities may rely upon such opinions with the same effect as if said opinions were addressed to them.

         4.8 Approvals and Consents. All orders, permissions, consents, approvals, licenses, authorizations and validations of, and filings, recordings and registrations with, and exemptions by (all of the foregoing, "Requisite Consents"), any Authority, or any other Person, required to authorize or required in connection with the execution, delivery and performance of this Agreement and the other Related Documents and the transactions contemplated hereby and thereby by any Relevant Entity party hereto or thereto shall have been obtained (and, if so requested, furnished to the IFA Entities), including without limitation Requisite Consents in form and substance satisfactory to the IFA Entities (each such consent to be certified by an officer of FC or CLC as a true and correct copy and being in full force and effect and final and not subject to modification or appeal) of or from the following:

         (a) such consents from parties to securitization transactions engaged in by the Auto Entities as are required in connection with the documentation therefor, including without limitation, consents from MBIA, FSA and Enterprise, and

         (b) all Requisite Consents, including without limitation those listed on Schedule 2.1(d) hereto.

         4.9 Absence of Liens. Evidence satisfactory to each IFA Entity (principally satisfactory Lien search requests on Form UCC-11 or analogous forms) as to absence of any filed Lien on any property of any Auto Entity or Drive Entity, except for those consented to by IFA-GP.

         4.10 Employees. No Management Member, executive officer or other key employee of Auto, or any group of ten employees or more, shall have notified any Management Member or any executive officer of FC, CLC or Auto that he or she will not work for Auto-Servicing or Drive (directly or, pursuant to the Services Agreement (FC), through CLC )or CLC after Acquisition Effectiveness.

         4.11 Existing Loan Agreements.

         (a) The lenders under the Senior BOS Loan Agreement, including BOA (to the extent required), shall have consented to the Acquisition and related transactions.

         (b) The facilities outstanding under the Current Loan Agreements shall have been restructured in a manner satisfactory to BOS and IFA pursuant to amendments to such agreements satisfactory to BOS in form and substance.

         (c) IFA Parent, as holder of the promissory notes issued under the IFA Subordinated Loan Agreement, shall have consented to the Acquisition and related transactions.

         (d) The indebtedness owing by CLC to Central National Bank of Waco, Texas (not to exceed $4,400,000 principal amount plus accrued interest thereon at the non-default rate) shall have been paid in full to such bank by the borrower thereof.

         (e) The indebtedness owing by FC Capital to Nomura (not to exceed $3,500,000 principal amount plus accrued interest thereon at the non-default rate) shall have been paid in full to Nomura by FC Capital.

         4.12 Loans to Drive Entities. Each of the New Loan Agreements shall have been executed and delivered by the parties thereto, become effective in accordance with its terms and loans made under each of them in accordance with their respective terms.

         4.13 Option Warrants. Each of the Option and the form of Option Warrant shall have been amended (in form and substance satisfactory to IFA Parent) to provide that the exercise period for the Option and the Option Warrant will no longer terminate when the Secured Obligations (as such term is defined, by cross-reference, in the Option Warrant) are indefeasibly paid in full. Such amendment shall also, in form and substance satisfactory to IFA Parent, amend
(x) the May 15, 2000 date in Section 21.5(f) of the Option Warrant and Section 6.2(o) of the IFA Subordinated Loan Agreement, the date by which FC was required to have amended its Charter Documents to create a class of non-voting common stock, to a date (satisfactory to IFA Parent) subsequent to the Closing Date and
(y) the Option Warrant to provide that it may not be exercised prior to August 31, 2001.

         4.14 Shareholders Agreement.

         (a) The Shareholders Agreement shall have been executed and delivered by the parties thereto, and all conditions precedent to the effectiveness thereof shall have been satisfied (or waived) except for the sale of the Subject Securities to the respective IFA Entities pursuant to this Agreement.

         (b) If there shall be any other stockholders or similar agreement among members of Drive-GP or partners of Drive-LP (or any of them, including without limitation any such agreement among any or all of the Management Members), a copy of such agreement(s) shall have been delivered to IFA Parent and the relevant IFA Entity together with a certificate attesting that it is true, correct, complete and in full force and effect.

         (c) The Management Members shall have established MG-LLC and MG-LP and transferred, directly or indirectly, all of their respective equity interests in Auto and Auto-GP to MG-LP.

         (d) The Management Group Partnership Agreement shall have been delivered to IFA Parent and the IFA Entities, together with a certificate attesting that it is true, correct, complete and in full force and effect. Among other things, such agreement shall (i) provide that such partnership shall engage in no business other than its ownership of Membership Interests in Drive-GP and Limited Partnership Interests in Drive-LP, (ii) prohibit any Management Member from transferring, or granting a lien on, any of his partnership or membership interests, and (iii) provide that none of the foregoing provisions may be directly or indirectly amended or otherwise modified without IFA Parent's consent.

         4.15 Services Agreements. Each of the Services Agreement (BOS), the Services Agreement (FC) and the Services Agreement (Moore) shall have been executed and delivered by the parties thereto and become effective in accordance with their respective terms. Among other things, the Services Agreement (FC) shall provide that FC shall cause substantially all of the persons currently working for Auto (whether as employees of Auto or another member of FC Group) to work for Drive in substantially the same positions as they had worked for Auto (but as employees of FC or other members of the FC Group seconded to Drive) through December 31, 2000.

         4.16 Employment Agreement. The Employment Agreement shall have been executed and delivered by the parties thereto and become effective in accordance with its terms.

         4.17 [intentionally deleted]

         4.18 Assignment and Assumption; Certificates. CLC shall have delivered Assignment and Assumptions to IFA-GP for the Membership Interests, executed by CLC and the manager of Drive-GP, and to IFA-LP for the Limited Partnership Interests, executed by CLC and Drive-GP as general partner. To the extent that any of the Subject Securities shall be evidenced by a certificate, CLC shall have delivered certificates evidencing such Subject Securities to IFA-GP and/or IFA-LP, as the case may be. To the extent that none of the Subject Securities are evidenced by a certificate, the Operating Agreement of Drive-GP and the Partnership Agreement of Drive-LP shall have been amended to reflect the respective equity interests of the IFA Entities.

         4.19 Adverse Change. There shall have been, in the opinion of each of IFA-GP and IFA-LP, no Material Adverse Change since December 31, 1998 with respect to the Auto Group taken as a whole or any member thereof, except for those for the period from January 1, 1999 to December 31, 1999 which have been previously disclosed in writing to BOS or IFA Parent. Neither IFA Parent nor any IFA Entity shall have become aware of any previously undisclosed information with respect to any FC Party, any Management Member or any Auto Entity which, in the opinion of IFA Parent or such IFA Entity, would have a Material Adverse Effect.

         4.20 Capital Note. CLC shall have consented (in the Residuals Agreement (Drive) or another document) to the assumption by Drive, pursuant to the Asset Acquisition Agreement (Auto), of Auto's obligations under the Capital Note. Drive shall have repaid the Capital Note to CLC and said note shall have been cancelled.

         4.21 Legal Opinions. Each IFA Entity shall have received legal opinions in form and substance satisfactory to them, addressed to each of the IFA Entities and IFA Parent and dated the Closing Date, from:

         (a) Haynes & Boone LLP, counsel to FC, CLC, the Auto Entities, covering the matters set forth in Exhibit A-1 hereto and as to such other matters as either IFA Entity may request;

         (b) Cowles & Thompson, P.C., counsel to FC, CLC, the Auto Entities and the Drive Entities, covering the matters set forth in Exhibit A-2 hereto and as to such other matters as either IFA Entity may request; and

         (c) Bell, Nunnally & Martin LLP, counsel to MG-LLC, MG-LP and the Management Members, covering the matters set forth in Exhibit A-3 hereto and as to such other matters as either IFA Entity may request.

Such opinions may rely, as to matters of Delaware law, on opinions of Morris, Nichols, Arsht and Tunnell, special Delaware counsel to the Relevant Entities, stating that, in such counsel's opinion, it is justified in so relying.

         4.22 Change in Law; Litigation.

         (a) On the Closing Date, no change shall have occurred in Applicable Law or in interpretations thereof by any Authority which, in the opinion of either IFA Entity, would make it illegal for either IFA Entity (or any Person of which either IFA Entity is a Subsidiary) to effect the transactions contemplated hereby or by any other Related Document.

         (b) No Legal Action shall be pending or threatened before or by any Authority seeking to restrain, prohibit, make illegal or delay materially, or seeking damages from any of the Relevant Entities or any member of the BOS Group in connection with, or to impose any materially adverse conditions on any Relevant Entity or any member of the BOS Group in connection with, the consummation of the transactions contemplated by this Agreement, any of the Transfer Agreements or any other Related Document.

         (c) No Legal Action shall be pending or threatened before or by any Authority against any Relevant Entity which, in the opinion of IFA-GP or IFA-LP, could (if adversely determined) have a Material Adverse Effect on such Person.

         4.23 All Proceedings to be Satisfactory. All corporate, partnership, limited liability company and other legal matters and all instruments in connection with the transactions contemplated by this Agreement and the other documents referred to herein shall be satisfactory in form and substance to each IFA Entity, and each IFA Entity shall have received all information and copies of all documents which either may reasonably have requested in connection herewith or therewith, such documents where requested or appropriate to be certified by proper company officials or Authorities.

         4.24 Fees and Expenses. The legal fees and expenses (through the Closing Date) of counsel for the IFA Entities and other members of the BOS Group, Sullivan & Worcester LLP and Sullivan & Cromwell and (if any) local or special counsel, in connection with the transactions contemplated by this Agreement and the other Related Documents (other than those involving the preparation, negotiation, revision, execution and closing of the New Warehouse Facility Loan Agreement) shall (to the extent demand for payment thereof shall have been made) have been paid in full by FC.

The parties hereto agree that, notwithstanding anything to the contrary contained herein or in any other Related Document, the purchase by the IFA Entities of the Subject Securities to be purchased by each of them shall take place (and, if in any way not, shall be deemed to have taken place) after, and not before or contemporaneously with, (i) the transfer of the Acquisition Assets and Residuals pursuant to the Transfer Agreements, (ii) the payment of the proceeds from any of the New Loan Agreements to any FC Party and (iii) any repayments made by any Person of any amounts payable under the Current Loan Agreements. All documents, agreements, certificates, financial statements, legal opinions, analyses, reports and other papers required to be delivered by this
Section 4 shall be in form and substance satisfactory to IFA Parent and the IFA Entities and shall be delivered to them at the Closing Location or as such Persons may otherwise direct.

         5. Special Covenants. Without limiting any other covenant or provision hereof, each of the FC Parties and the Auto Entities covenants and agrees that each Auto Entity shall comply with, perform and observe the following covenants and provisions and that FC and Auto-GP shall cause each of the Auto

Entities to comply with, perform and observe said covenants and provisions as are applicable thereto and (in both such cases) not to take any action that will cause any of the representations or warranties contained in Section 2 hereof, or any information on any of the schedules hereto, to be false, incorrect or misleading.

         5.1 Prompt Payment of Indebtedness. Prior to Acquisition Effectiveness, each Auto Entity will, and the FC Parties and Auto-GP will cause each Auto Entity to, (a) pay or cause to be paid when due all payments of principal of and premium and interest on Indebtedness for Money Borrowed and will not permit or suffer any such Indebtedness for Money Borrowed to become or remain in default, and (b) pay or cause to be paid in a manner consistent with prudent business practice all trade payables (other than in the case of (a) and (b) above amounts that are part of the Assumed Liabilities) and pay or cause to be paid when due all other Indebtedness upon which it is or becomes obligated (other than amounts that are part of the Assumed Liabilities), except (in the case of clause (a)) to the extent payment is being contested in good faith.

         5.2 Conduct of Business. Until Acquisition Effectiveness, each Auto Entity will, and the FC Parties and Auto-GP will cause each Auto Entity to, (a) continue to engage in their respective current businesses in the ordinary course, (b) comply with all Applicable Laws in respect of the conduct and operation of their respective businesses and the ownership and operation of their respective assets and properties, (c) take such other actions, and conduct their respective businesses and operations in such a way, so that all of the representations and warranties contained in Section 2 hereof will remain true, correct and complete, (d) promptly give to each IFA Entity written notice of any Legal Action to which any Auto Entity or Drive Entity may hereafter become a party or to which any of their properties become subject, and (e) promptly give written notice to each IFA Entity of any Insolvency Event and any Event or Default or Potential Default, specifying the nature and period of existence of any such Event of Default or Potential Default and what action FC or the relevant Auto Entity has taken, is taking or proposes to take with respect thereto.

         5.3 Distributions. Until Acquisition Effectiveness, neither Auto nor Auto-GP will, nor will the FC Parties or Auto-GP permit Auto or Auto-GP to, declare, order, pay or make, directly or indirectly, any Distribution or set apart any sum or property therefor, or agree to do so, in each case except for
(x) those as may be consented to by IFA Parent in writing, and (y) the cash distribution specifically referred to in Section 2.13(k).

         6. Definitions.

         (a) All references to Sections in this Agreement or in any schedule, exhibit or annex hereto shall be deemed references to Sections in this Agreement unless otherwise specified.

         (b) Phrases such as "hereof" and "herein" refer to the entire Agreement and not just the section or other portion in which said reference appears.

         (c) As used in this Agreement, the terms "including," "including without limitation" and "such as" (and like terms) are illustrative and not limitative.

         (d) Terms used in this Agreement which are defined below shall have the meanings specified below (unless otherwise defined or the context shall otherwise indicate) and shall include in the singular number the plural and in the plural number the singular. References to any gender shall include all genders.

         "Acquisition" shall mean the acquisition by Drive and the other Drive Entities of substantially all of the assets of Auto and CLC and, indirectly, substantially all of the assets of Auto-ABS and assets of other Auto Entities (as to the assets of Auto-FCAR and the Securitization Subsidiaries, by the acquisition of the equity interests in such entities rather than the assets held by such entities), pursuant to the Transfer Agreements, including the acquisition by Drive of the Residuals and the Securitization Shares from CLC pursuant to the Residuals Agreement (CLC).

         "Acquisition Assets" shall mean (i) the assets (including the Residuals acquired by Auto from Auto-ABS pursuant to the Residuals Agreement (ABS)) acquired or to be acquired on the Closing Date by Drive from Auto pursuant to the Asset Acquisition Agreement (Auto) and from CLC pursuant to the Residuals Agreement (CLC), and (ii) the Residuals acquired or to be acquired pursuant to the other Residuals Agreements.

         "Acquisition Effectiveness" shall mean the transfer of assets, on the Closing Date, by Auto to Drive pursuant to the Asset Acquisition Agreement
(Auto) and by Drive to Drive-ABS pursuant to the Residuals Agreement (Drive).

         "Affiliate" shall mean, with respect to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such first Person and, if such first Person is an individual, any member of the immediate family (including parents, spouse, children, siblings and in-laws) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. Unless otherwise specified, after the Closing Date (and notwithstanding the preceding sentence), when used with respect to (x) IFA-GP, IFA-LP, MG-LLC, MG-LP, Auto, Auto-GP and the Management Members or (y) any Person with respect to which any Person in clause (x) is a Subsidiary, "Affiliate" shall not include Drive-GP, Drive-LP or any Subsidiary of either of the foregoing

         "Agreement" shall mean this Securities Purchase Agreement, together with the Exhibits, Annexes and Schedules (if any) attached hereto, as it and they may be amended, supplemented or otherwise modified from time to time as herein provided.

         "Applicable Law" shall mean any Law of any Authority, whether domestic or foreign, to which the Person in question is subject or by which it or any of its property is bound.

         "Asset Acquisition Agreement (Auto)" shall mean the Contribution and Assumption Agreement dated as of August 18, 2000 between Auto and Drive, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

         "Assignment Agreements" shall mean the General Conveyance, Assignment and Assumption Agreements executed by Auto-FCA and Auto, Auto-FCA and CLC, Auto-FCA and FC Consumer Finance, Auto-Servicing and Auto, FC Consumer Finance and CLC, together with the Residuals Agreement (ABS), each executed on or prior to the Closing Date and providing for transfers of the assets referred to therein by the transferor (the non-Auto party) to Auto or CLC, as appropriate, as each is amended, supplemented or otherwise modified from time to time in accordance with its terms.

         "Authority" shall mean any nation or government, any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Auto" - introductory paragraph.

         "Auto Assets" shall mean the assets to be transferred by Auto to Drive pursuant to the Asset Acquisition Agreement (Auto), including without limitation
(x) the Residuals transferred to Auto pursuant to the Residuals Agreement (ABS), and (y) the assets transferred by Auto-FCA and Auto-Servicing to Auto pursuant to the Assignment Agreements).

         "Auto Employee" - Section 2.11.

         "Auto Entities" shall mean Auto, Auto-GP, each of their respective Subsidiaries and the Securitization Subsidiaries and each of their respective Subsidiaries.

         "Auto Group" shall mean the Auto Entities, considered as a whole.

         "Auto-Servicing" shall mean FirstCity Servicing Corporation of California, a California corporation.

         "Auto Subsidiaries" shall mean, Auto-FCA, Auto-FCAR, Auto-ABS and Auto-Servicing.

         "Auto-ABS" shall mean FirstCity ABS Corp., a Delaware corporation.

         "Auto-FCA" shall mean FirstCity Auto Receivables LLC, a Texas limited liability company.

         "Auto-FCAR" shall mean FCAR Receivables LLC, a Texas limited liability company.

         "Auto-GP" - Recitals.

         "Auto-LP" shall mean Auto.

         "Balance Sheet Date" - Section 2.2(b).

         "Bankruptcy Code" shall mean 11 U.S.C. Section 101 et seq., as from time to time in effect, and any successor law, and any reference to any statutory provision shall be deemed to be a reference to any successor statutory provision.

         "Benefit Arrangement", with respect to any Person, shall mean any material benefit arrangement that is not a Plan, including (a) any employment or consulting agreement, (b) any arrangement providing for insurance coverage or workers' compensation benefits, (c) any incentive bonus or deferred bonus arrangement, (d) any arrangement providing termination allowance, severance or similar benefits, (e) any equity compensation plan, (f) any deferred compensation plan, and (g) any compensation policy and practice, but only to the extent that it covers or relates to any officer or employee involved with the assets and property of such Person or the conduct or operation of such Person's business.

         "BOA" shall mean Bank of America.

         "BOS" shall mean Bank of Scotland, BOS-UK's federal branch located in New York City.

         "BOS-UK" shall mean The Governor and Company of the Bank of Scotland.

         "BOS Group" shall mean BOS-UK and its consolidated Subsidiaries.

         "Business Day" shall mean any day excluding Saturday, Sunday and any day on which banks in New York City or Texas are authorized by law or other governmental action to close.

         "Capital Note" shall mean the promissory note dated as of April 1, 2000 in an original principal face amount of $70,000,000 payable by Auto to CLC.

         "CEO" shall mean, with respect to a Person, that Person's chief executive officer.

         "CFO" shall mean, with respect to a Person, that Person's chief financial officer.

         "Charter Document" shall mean (i) with respect to a corporation, its certificate or articles of incorporation or association and its by-laws (or comparable documents under non-US laws); (ii) with respect to a partnership, its partnership agreement, certificate of partnership (if a limited partnership) and its certificate of doing business under an assumed name (if a general partnership); (iii) with respect to a trust, its trust agreement or declaration of trust; (iv) with respect to a limited liability company, its certificate of formation and limited liability company agreement or operating agreement or analogous documents; and (v) with respect to any other type of Person (other than an individual), such documents as are analogous to the foregoing.

         "CLC" - introductory paragraph.

         "Closing" - Section 1.3.

         "Closing Date" - Section 1.3.

         "Closing Location" shall mean the offices of counsel for the IFA Entities, Sullivan & Worcester LLP, in New York, New York or such other location as the IFA Entities shall agree to.

         "Code" shall mean the Internal Revenue Code of 1986, and the rules and regulations thereunder, all as from time to time in effect, or any successor Law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         "Contract" and "Contractual Obligation" shall mean any agreement, arrangement, commitment, contract, covenant, indemnity, undertaking or other obligation or liability to which a Relevant Entity is a party or to which it or any of its assets or property is subject (whether or not written).

         "control" (including the terms "controlling," "controlled by" and "under common control with") shall mean the possession, direct or indirect, of power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or partnership or other ownership interests, by contract, or otherwise.

         "Convertible Securities" shall mean any evidences of indebtedness, equity stock (other than Membership Interests, Limited Partnership Interests or common stock) or other securities directly or indirectly convertible into or exchangeable for Membership Interests, Limited Partnership Interests or common stock, whether or not the right to convert or exchange thereunder is immediately exercisable or is conditioned upon the passage of time, the occurrence or non-occurrence or existence or non-existence of some other Event, or both.

         "COO" shall mean, with respect to a Person, that Person's chief operating officer.

         "Current Loan Agreements" shall mean the Senior BOS Loan Agreement and the IFA Subordinated Loan Agreement.

         "Damages" - Section 7.4.

         "Distribution" shall mean a dividend, distribution, redemption, return of capital to one's equity holders as such, or any like payment or payment which has the effect of any of the foregoing.

         "Drive" - Recitals.

         "Drive-ABS" shall mean Drive ABS LP, a Delaware limited partnership.

         "Drive-GP" - Recitals.

         "Drive-LP" shall mean Drive.

         "Drive Entities" shall mean Drive, Drive-GP and each of their respective Subsidiaries.

         "Drive Group" shall mean the Drive Entities, considered as a whole.

         "Employment Agreement" shall mean the employment agreement between Drive-LP and Thomas R. Brower, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

         "Enforceability Exceptions" - Section 2.1(b).

         "Enterprise" shall mean Enterprise Funding Corporation, an Affiliate of BOA.

         "Environmental Law" shall mean any Law relating to or otherwise imposing liability or standards of conduct concerning pollution or protection of the environment, all as from time to time in effect, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         "ERISA Affiliate" shall mean any Person that is treated as a single employer with the Auto Entities under Sections 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA.

         "Event" shall mean the existence or occurrence of any act, action, activity, circumstance, condition, event, fact, failure to act, omission, incident or practice, or any set or combination of any of the foregoing.

         "Events of Default" shall mean each of the following:

                  (a) any Relevant Entity shall fail to observe or perform any of the covenants, agreements or provisions contained in Section 2 or 5 hereof; or

                  (b) one or more final judgments for the payment of money in excess of $100,000 shall be rendered against one or more of the Relevant Entities subsequent to June 30, 2000 and on or prior to the Closing Date; or

                  (c) an Insolvency Event shall exist with respect to any Relevant Entity.

         "FC" shall mean FCFC.

         "FC Capital" shall mean FC Capital Corp., a New York corporation.

         "FC Consumer Finance" shall mean FirstCity Consumer Finance Corporation, a Texas corporation.

         "FC Group" shall mean FCFC and its Subsidiaries.

         "FC Party" shall mean, individually and collectively, FC and CLC.

         "FCFC" - introductory paragraph.

         "Financial Statements" shall mean, with respect to any Person, the statement of financial position (balance sheet) and the statement of earnings, cash flow, and stockholders' (or partners') equity of such Person.

         "Fiscal Year" shall mean each January 1-December 31 period. "Fiscal Year" followed by a year means the Fiscal Year with its Fiscal Year-End in such calendar year.

         "Fiscal Year (Drive)" shall mean each March 1-February 28/29 period. "Fiscal Year Drive" followed by a year means the Fiscal Year (Drive) with its Fiscal Year-End in such calendar year.

         "Fiscal Year-End" shall mean, with respect to any Person, the last day of such Person's fiscal year.

         "FSA" shall mean Financial Security Assurance Inc.

         "GAAP" shall mean generally accepted accounting principles (as promulgated by the Financial Accounting Standards Board or any successor entity).

         "Governmental Authorizations" shall mean all approvals, concessions, consents, franchises, licenses, permits, plans, registrations and other authorizations of all Authorities in connection with the ownership or operation of the assets and property of the Relevant Entity or the conduct or operations of the business of such Person.

         "Guarantee," "Guaranty" or "Guaranteed" shall mean and include all liabilities and obligations under or by reason of any guarantee or other contingent liability (other than endorsements of negotiable instruments for collection or deposit in the ordinary course of business), direct or indirect, with respect to any Indebtedness, obligation or other liability (collectively, an "obligation") of another Person, through an agreement or otherwise.

         "HSR" shall mean the Law commonly known as "Hart-Scott-Rodino" (or any successor statute in effect from time to time), and the rules and regulations of the Federal Trade Commission promulgated thereunder.

         "IFA" shall mean IFA Parent.

         "IFA Entities" shall mean IFA-GP and IFA-LP.

         "IFA-GP" - introductory paragraph.

         "IFA-LP" - introductory paragraph.

         "IFA Parent" shall mean IFA Incorporated, an Illinois corporation.

         "IFA Subordinated Loan Agreement" shall mean that certain Subordinated Senior Secured Senior Note Purchase Agreement dated as of December 20, 1999 with FCFC as borrower and IFA Parent as lender and agent, and the notes issued thereunder, as such agreement and notes have been and may hereafter be amended, supplemented or otherwise modified from time to time in accordance with their respective terms.

         "Immediate Family" shall mean, with respect to any individual, his or her spouses, past or present, children, parents and siblings, and any of the spouses of the foregoing, past or present, in all cases whether related by blood, by adoption or by marriage.

         "Indebtedness" shall mean, with respect to any Person, (a) all items, except items of capital stock (or the like) or of surplus or of general contingency or deferred Tax reserves or any minority interest in any subsidiary of such Person to the extent such interest is treated as a liability with indeterminate term on the consolidated balance sheet of such Person, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person, (b) all obligations secured by any Lien to which any property or asset owned or held by such Person is subject, whether or not the obligation secured thereby shall have been assumed, and (c) to the extent not otherwise included, all Contractual Obligations of such Person constituting capitalized leases and all obligations of such Person with respect to leases constituting part of a sale and leaseback arrangement.

         "Indebtedness for Money Borrowed" shall mean, with respect to any Person, (i) money borrowed and Indebtedness represented by notes payable and drafts accepted representing extensions of credit, (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) the maximum amount currently or at any time thereafter available to be drawn under all outstanding letters of credit issued for the account of such Person, (iv) all Indebtedness upon which interest charges are customarily paid by such Person, (v) all Indebtedness (including capitalized lease obligations) issued or assumed as full or partial payment for property or services, whether or not any such notes, drafts, obligations or Indebtedness represent Indebtedness for Money Borrowed, and (vi) all Guarantees in respect of Indebtedness for Money Borrowed of others, but shall not include (a) trade payables, (b) expenses accrued in the ordinary course of business, (c) customer advance payments and customer deposits received in the ordinary course of business, or (d) conditional sales agreements not prohibited by the terms of this Agreement.

         "Indemnified Parties" - Section 7.4

         "Insolvency Event" shall mean the occurrence of any of the following with respect to a Person: such Person shall make an assignment for the benefit of, or composition with, creditors or shall become insolvent or be unable, or generally fail, to pay its debts when due; or any bankruptcy, insolvency or other proceeding for the relief of financially distressed debtors shall be commenced with respect to such Person, or a receiver, liquidator, custodian or trustee shall be appointed for such Person or a substantial part of its assets, and, if any of the same shall occur involuntarily as to such Person, it shall not be dismissed, stayed or discharged within 60 days; or if any order for relief shall be entered against such Person under Title 11 of the United States Code entitled "Bankruptcy" (or any analogous statute); or such Person shall take any action to effect, or which indicates its acquiescence in, any of the foregoing.

         "Law" shall mean (a) any administrative, judicial, legislative or other action, code, consent decree, constitution, decree, directive, enactment, finding, Law, injunction, judgment, order, ordinance, proclamation, regulation, requirement, rule, statute, or writ of any Authority; (b) the common law; or (c) any arbitrator's or referee's award or decision

         "Legal Action" shall mean, with respect to any Person, any and all litigation or legal or other actions, arbitrations, counterclaims, investigations, proceedings, requests for material information by or pursuant to the order of any Authority or suits, at law or in arbitration, equity or admiralty, whether or not purported to be brought on behalf of such Person, affecting such Person or any of such Person's business, property or assets.

         "Lien" shall mean any of the following: mortgage; lien (statutory or other); or other security agreement, arrangement or interest; hypothecation, pledge or other deposit arrangement; assignment; charge; levy; executory seizure; attachment; garnishment; encumbrance (including any easement, exception, reservation or limitation, right of way, and the like); conditional sale, title retention or other similar agreement, arrangement, device or restriction; any financing lease involving substantially the same economic effect as any of the foregoing; or any restriction on sale, transfer, assignment, disposition or other alienation.

         "Limited Partnership Interests" shall mean the limited partnership interests in Drive described in Drive's Partnership Agreement.

         "Loan Agreements" shall mean the Current Loan Agreements and the New Loan Agreements.

         "Management Group" shall mean, collectively, the Management Members.

         "Management Group Partnership Agreement" shall mean the limited partnership agreement of MG-LP, as the same may from time to time be amended, supplemented or otherwise modified in accordance with its terms and those of the Shareholders Agreement.

         "Management Members" shall mean the following individuals: Blake Bozman, Thomas Brower, Thomas Dundon, Scot Foith, Bradley Reeves, Stephen Trent and R. Tyler Whann.

         "Material Adverse Change" in respect of a Person shall mean a material adverse change in the business, properties, operations or condition (financial or otherwise) of such Person.

         "Material Adverse Effect" in respect of a Person shall mean an effect that would result in a Material Adverse Change.

         "material adverse" when used in uncapitalized form (alone or in conjunction with other terms ) shall mean, with respect to the Person(s) indicated, any Event or set of Events which could reasonably be expected to (a) have any material adverse effect upon or result in any material adverse change in the validity or enforceability of this Agreement or any Related Document, (b) materially and adversely affect the business, properties, operations or condition (financial or otherwise) of such Person, (c) materially impair the Relevant Entity's ability to fulfill its obligations under the terms of any material agreement, instrument or other document executed or required to be executed by such Person, (d) materially and adversely affect the rights and remedies of any party (other than the Relevant Entities) under this Agreement or any Related Document, or (e) materially and adversely affect any Relevant Entity's ability to perform this Agreement or any of the other Related Documents.

         "Material Contract" - Section 2.12.

         "MBIA" shall mean MBIA Insurance Corporation.

         "Membership Interests" shall mean the membership interests in Drive-GP described in Drive-GP's Operating Agreement.

         "MG-LLC" shall mean Drive Management GP LLC, a Texas limited liability company.

         "MG-LP" shall mean Drive Management LP, a Texas limited partnership, all of the limited partnership interests of which are owned by the Management Members.

         "Most Recent Balance Sheet" - Section 2.2.

         "Multiemployer Plan" shall mean a Plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

         "New Loan Agreements" shall mean, collectively, the New Warehouse Facility Loan Agreement and the New Term Loan Agreement.

         "New Term Loan Agreement" shall mean that certain $60,000,000 (principal amount) Loan Agreement dated as of August 18, 2000 between Drive-ABS and IFA Parent executed by the parties thereto on or about the Closing Date (or prior to such date but subsequent to the date hereof).

         "New Warehouse Facility Loan Agreement" shall mean that certain $100,000,000 (principal amount) Loan Agreement between Drive-BOS and IFA Parent executed by the parties thereto on or about the Closing Date (or prior to such date but subsequent to the date hereof).

         "Nomura" shall mean Nomura Securities (Bermuda) Ltd.

         "Operating Agreement" shall mean the limited liability company agreement or operating agreement of Drive-GP, as in effect on the Closing Date and as the same may from time to time be amended, supplemented or otherwise modified in accordance with its terms.

         "Option" shall mean that certain option, executed on or about December 20, 1999, issued in connection with FC's purchase from IFA Parent on or about said date of $25,000,000 principal amount of subordinated notes, as such option has been and may hereafter be amended, supplemented or otherwise modified in accordance with its terms.

         "Option Securities" shall mean all rights, options, warrants and the like, and calls or commitments evidencing the right, to subscribe for, purchase or otherwise acquire shares of capital stock, Convertible Securities, Membership Interests or partnership interests whether or not the right to subscribe for, purchase or otherwise acquire is immediately exercisable or is conditioned upon the passage of time, the occurrence or non-occurrence or the existence or non-existence of some other Event.

         "Option Warrant" shall mean the definitive form of warrant attached as Annex A to the Option or otherwise deemed to be such definitive warrant in accordance with the provisions of Section 7(b) of the Option.

         "Partnership Agreement" shall mean the limited partnership agreement of Drive as in effect on the Closing Date and as the same may from time to time be amended, supplemented or otherwise modified in accordance with its terms and with IFA-LP's prior written consent.

         "PeopleSoft" shall mean PeopleSoft USA, Inc.

         "Permitted Liens" shall mean:

                  (a) Liens for taxes if payment shall not at the time be required to be made in accordance with the provisions of Section 5.1;

                  (b) Liens of carriers, warehousemen, mechanics, laborers, materialmen and landlords incurred in the ordinary course of business for sums not yet due or being contested in good faith, if payment shall not be required to be made in accordance with the provisions of Section 5.1;

                  (c) Liens arising out of judgments or awards, and appeal and similar bonds incident to the conduct of legal actions, against such Person with respect to which such Person shall then be prosecuting appeal or other proceedings for review (and as to which any foreclosure or other enforcement proceedings shall not have begun or shall have been fully bonded or otherwise effectively stayed), which litigation has been listed on Schedule 2.6(c) hereto and which appeal or like proceedings are being diligently pursued in good faith by appropriate proceedings by the Person against whom such judgment or award was rendered;

                  (d) Liens incurred in the ordinary course of business in connection with worker's compensation and unemployment insurance Laws, but only so long as no foreclosure, distraint, sale or similar proceedings have been commenced with respect thereto;

                  (e) Liens consisting of zoning regulations, easements, rights of way, survey exceptions and other similar restrictions on the use of real property or minor irregularities in titles thereto which do not materially impair use of such property by the relevant Person or its Affiliates in the operation of the business of such Person or its Affiliates;

                  (f) Liens in favor of BOS-UK, BOS or IFA Parent; and

                  (g) Liens set forth on Schedule 2.4 hereto, but not to include any which are required to be removed on or before the Closing Date by this Agreement or any other Related Document or are indicated on such schedule as being required to be removed on or by such date.

         "Person" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, the BOS Group, the CLC Group, the Auto Group, the Drive Group, the Management Group, a limited liability company, a not-for-profit corporation or other not-for-profit entity, a trust, an unincorporated association, a joint venture or other entity or an Authority.

         "Plan" shall mean, with respect to any Person and at a particular time, any employee benefit plan which is covered by ERISA and in respect of which such Person or an ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
Section 3(5) of ERISA, but only to the extent that it covers or relates to any officer, employee or other Person involved in the ownership and operation of the assets and property of the Auto Entities or Drive Entities or the conduct of the business or operations of the Auto Entities or Drive Entities.

         "Potential Default" shall mean any Event which after notice, passage of time, or both, would constitute an Event of Default.

         "Private Authorizations" shall mean all approvals, concessions, consents, franchises, licenses, permits, and other authorizations of all Persons (other than Authorities).

         "Projections" shall mean the items listed in Section 4.4(c).

         "Purchase Price" shall mean, unless the context shall otherwise indicate, the aggregate amount of the Purchase Price (LPI) and the Purchase Price (MI).

         "Purchase Price (LPI)" - Section 1.2.

         "Purchase Price (MI)" - Section 1.2.

         "real property" shall mean all of the fee estates and buildings and other fixtures and improvements thereon, leasehold interests, easements, licenses, rights to access, right-of-way, and other real property interests which are owned or used by any Auto Entity or, upon Acquisition Effectiveness, to be owned or used by any Drive Entity.

         "Related Documents" shall mean this Agreement, the Transfer Agreements, the Employment Agreement, the Shareholders Agreement, the Services Agreements, the Charter Documents of the Drive Entities, the New Loan Agreements and each other agreement, instrument and other document executed or required to be executed by any of the Relevant Entities on or prior to the Closing Date or at any time thereafter in connection with the transactions contemplated by this Agreement and the other Related Documents, in each case as amended, supplemented or otherwise modified from time to time in accordance with their respective terms.

         "Relevant Entity" shall mean, collectively, the FC Parties, the Drive Entities and the Auto Entities, or such one or more of them as the context shall indicate.

         "Requisite Consents" - Section 4.8.

         "Residuals" shall mean the interests (whether or not represented by a certificate, instrument or otherwise) in the relevant receivables retained by the relevant Auto Entity or Drive Entity (as the case may be) in connection with securitization transactions to which any of the foregoing have been party.

         "Residuals Agreement (ABS)" shall mean the General Conveyance, Assignment and Assumption Agreement dated as of August 18, 2000 between Auto-ABS and Auto, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

         "Residuals Agreement (CLC)" shall mean the Contribution and Assumption Agreement dated as of August 18, 2000 between CLC and Drive, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

         "Residuals Agreement (Drive)" shall mean the Contribution and Assumption Agreement dated as of August 18, 2000 between Drive and Drive-ABS, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

         "Residuals Agreements" shall mean the Residuals Agreement (ABS), the Residuals Agreement (CLC) and the Residuals Agreement (Drive).

         "Securities Act" shall mean the Securities Act of 1933, and the rules and regulations promulgated thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         "SEC" shall mean the U.S. Securities and Exchange Commission.

         "Securitization Shares" shall mean all of the issued and outstanding shares of each of the Securitization Subsidiaries.

         "Securitization Subsidiaries" shall mean N.A.F. Receivables Corp, a Delaware corporation; FirstCity Receivables Corp. 2, a Delaware corporation; FirstCity Receivables Corp. 3, a Delaware corporation; FirstCity Receivables Corp. 4, a Delaware corporation; FirstCity Receivables Corp. 5, a Delaware corporation; and FirstCity Receivables Corp. 7, a Delaware corporation.

         "Securitizations" shall mean the transactions listed on Schedule 6 hereto.

         "Senior BOS Loan Agreement" shall mean that certain Amended and Restated Loan Agreement dated as of December 20, 1999 (for reference purposes only) with FCFC as borrower, BOS and BOA as lenders, and BOS as agent for such lenders, as such agreement has been and may hereafter be amended, supplemented or otherwise modified from time to time in accordance with its terms.

         "Services Agreement (BOS)" shall mean that certain agreement dated as of August 18, 2000 between IFA-GP and Drive which provides for, among other things, certain personnel of the BOS Group (as defined in the Shareholders Agreement) to work for Drive, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

         "Services Agreement (FC)" shall mean that certain agreement dated as of August 18, 2000 among CLC Auto-Servicing and Drive, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

         "Services Agreement (Moore)" shall mean that certain agreement dated as of August 18, 2000 between FCFC and Drive which provides for, among other things, Jim Moore to work for Drive, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

         "Services Agreements" shall mean the Services Agreement (BOS), the Services Agreement (FC) and the Services Agreement (Moore).

         "Shareholders Agreement" mean the Agreement Among Members dated as of August 18, 2000 among IFA-GP, CLC, the Management Members and Drive-GP, as the same may from time to time be amended, supplemented or otherwise modified.

         "Sold Subsidiaries" shall mean Auto-FCAR and the Securitization Subsidiaries.

         "Specified Financial Statements" shall mean (i) the consolidated balance sheets, statements of earnings and statements of cash flow of the Auto Entities for each of the three years ended December 31, 1999, (ii) the unaudited consolidated balance sheet and statement of earnings of the Auto Entities for the seven months ended June 31, 2000 and the corresponding period of the prior fiscal year, and (iii) the unaudited consolidated balance sheet and statement of earnings for the fiscal year to date of the Auto Entities through July 31, 2000 and the corresponding period of the prior fiscal year.

         "Subject Securities" - Section 1.1.

         "Subsidiary" of any Person shall mean any other firm, corporation, limited liability company, partnership, trust or other unincorporated organization or association or other enterprise, 50% or more of the indicia of equity rights (whether capital stock or otherwise) of which is at the time owned, directly or indirectly, by such Person and/or by one or more of such Person's Subsidiaries.

         "Tax" (and "Taxable", which shall mean subject to Tax), shall mean, with respect to any Person, (a) all taxes (domestic or foreign), including without limitation any income (net, gross or other including recapture of any Tax items such as investment Tax credits), alternative or add-on minimum Tax, gross income, gross receipts, gains, sales, use, leasing, lease, user, ad valorem, transfer, recording, franchise, profits, property (real or personal, tangible or intangible), fuel, license, withholding on amounts paid to or by such Person, payroll, employment, unemployment, social security, excise, severance, stamp, occupation, premium, environmental or windfall profit Tax, custom, duty or other Tax, or other like assessment or charge of any kind whatsoever, together with any interest, levies, assessments, charges, penalties, additions to Tax or additional amount imposed by any Taxing Authority, (b) any joint or several liability of such Person with any other Person for the payment of any amounts of the type described in (a), and (c) any liability of such Person for the payment of any amounts of the type described in (a) as a result of any express or implied obligation to indemnify any other Person.

         "Tax Return(s)" shall mean all returns, consolidated or otherwise (including without limitation information returns), required to be filed with any Authority with respect to Taxes, including without limitation Forms K-1.

         "Taxing Authority" shall mean any Authority responsible for the imposition of any Tax.

         "Transfer Agreements" shall mean, collectively, the Asset Acquisition Agreement (Auto), the Residuals Agreements and the Assignment Agreements.

         "Y2K Problems" shall mean the inability of computer applications used by any Auto Entity to recognize and perform properly date-sensitive functions involving certain dates subsequent to December 31, 1999.

         7. Miscellaneous Provisions.

         7.1 Termination. This Agreement may be terminated at any time prior to the Closing Date by mutual consent of the parties hereto.

         7.2 Stamp and Other Taxes. The FC Parties and the Auto Entities jointly and severally covenant and agree that they will pay all documentary stamp or similar excise taxes, including any interest or penalties thereon, which may be legally payable in connection with or arising out of the issue or transfer of any of the Subject Securities and will indemnify each holder of any thereof against, and save it harmless from, any liability, cost or expense in respect of any such stamp taxes or other taxes and any interest or penalties thereon. The foregoing agreement in this connection shall survive termination of this Agreement. After the Closing Date, the obligations under this Section 7.2 may be assumed by Drive.

         7.3 Expenses. FC shall pay the legal fees and expenses of all counsel referred to in Section 4.24 in connection with the transactions contemplated by this Agreement and the other Related Documents (other than those involving the preparation, negotiation, revision, execution and closing of the New Warehouse Facility Loan Agreement), whether rendered before, on or after the Closing Date (but not for any period subsequent to 60 days after the Closing Date). The legal fees and expenses of all other counsel in connection herewith shall be paid by their respective clients.

         7.4 Indemnification.

         (a) Each of the FC Parties and Auto hereby jointly and severally agree to indemnify, pay and hold harmless IFA Parent, IFA-GP and IFA-LP and each of them (collectively, the "Indemnified Parties") from and against all liability, losses, damages and expenses (collectively, "Damages"), including without limitation legal fees and expenses, incurred by any one or more of them as a result of any representation or warranty contained in Section 2 of this Agreement or otherwise made by any FC Party or Auto Entity in connection with the Acquisition or the transactions contemplated hereby being incorrect, incomplete or misleading. The obligations provided for in this Section 7.4 shall survive for seven years from the Closing Date with respect to all Tax-related representations and warranties and for 30 months from the Closing Date with respect to all other representations and warranties.

         (b) Neither of the FC Parties or Auto shall be required to make any payments under Section 7.4(a) until the aggregate amount payable thereunder shall exceed $250,000, and then only for the amount in excess of said $250,000 in the aggregate; provided, however, that the foregoing provisions of this
Section 7.4(b) shall not apply to matters arising in respect of Sections 2.1(e), 2.7, 2.9, 2.15, 2.16 or 2.19 or to any breach of a representation or warranty made by FC, CLC, Auto or Auto-GP of which FC, CLC, Auto or Auto-GP had knowledge prior to the Closing Date or to any intentional breach of any representation, warranty or obligation of any FC Party or Auto Entity, and each FC Party and Auto will be jointly and severally liable for all Damages with respect to each such breach.

         7.5 Survival of Covenants; Assignment.

         (a) All covenants, agreements and representations made herein and in certificates delivered in connection herewith shall be deemed material and relied on by the IFA Entities notwithstanding any investigation made by either of them or in its or their behalf, and shall survive the execution and delivery of the Subject Securities and its payment therefor for a period of two years after the Closing Date except those relating to Taxes which shall survive until the end of the Fiscal Year following the sixth anniversary of the Closing Date.

         (b) In furtherance and not in limitation of the provisions of clause
(a) above: NO INVESTIGATION PERFORMED BY OR ON BEHALF OF ANY OF THE IFA ENTITIES OR ANY OF THEIR RESPECTIVE AFFILIATES (OR BY ANY OFFICER, DIRECTOR, EMPLOYEE OR AGENT OF ANY OF THE FOREGOING), NOR ANY INFORMATION POSSESSED BY ANY SUCH PERSON, SHALL AFFECT ANY REPRESENTATION OR WARRANTY MADE IN THIS AGREEMENT (UNLESS EXPRESSLY ADDRESSED IN SUCH REPRESENTATION OR WARRANTY) BY ANY OF THE OTHER PARTIES HERETO, OR ANY CONDITION TO THE OBLIGATIONS OF THE PARTIES HERETO, OR LIMIT THE SCOPE OF ANY SUCH REPRESENTATIONS, WARRANTIES OR CONDITIONS, OR IN ANY WAY LIMIT ANY LIABILITY OF ANY FC PARTY OR AUTO UNDER SECTION 7.4.

         7.6 Notices. Except as otherwise expressly provided herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been duly given or made when delivered if sent by Federal Express or other similar overnight delivery service or by telecopier, or five Business Days after mailing (when mailed, postage prepaid, by registered or certified mail, return receipt requested); in each case addressed as follows: All such notices and communications shall be mailed, sent or delivered as follows:

                  If to IFA-GP or IFA-LP:

                           26th floor
                           565 Fifth Avenue
                           New York, New York 10017
                           Attention:  Jim Halley, President
                           Telephone No.:  (212) 450-0829
                           Telecopier No.: (212) 883-6612

                  If to FC, CLC, Auto or Auto-GP:

                           6400 Imperial Drive
                           P.O. Box 8216
                           Waco, TX  76712
                           Attention:  Jim Sartain
                           Telephone No.:  (254) 751-1750
                           Telecopier No.: (254) 751-7725

or to such other person(s), facsimile number(s) or address(es) as the party to receive any such notice or other communication may have designated by written notice to the other parties.

         7.7 Amendment; Waiver.

         (a) Except as may otherwise be specifically provided herein, no provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by all the parties hereto. Any such change, waiver, discharge or termination shall be effective only in the specific instance and for the specific purposes for which made or given.

         (b) No failure or delay on the part of any of the parties hereto in exercising any right, power or privilege under this Agreement, and no course of dealing between or among any one or more of them shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         7.8 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED WHOLLY WITHIN THE STATE OF NEW YORK (REGARDLESS OF THE PLACE WHERE THIS AGREEMENT IS EXECUTED) AND WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAWS PROVISIONS.

         7.9 Entire Agreement. (a) Integration. This Agreement, together with the other Related Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, between or among the parties hereto on the subject matter hereof and thereof. There are no terms, obligations, covenants, representations, statements or conditions other than those contained herein and in the other Related Documents.

         (b) Notwithstanding anything to the contrary contained herein, unless a party hereto otherwise requests with respect to any specific exhibit, exhibits to this Agreement shall not be required to be attached to the execution or any other copy of this Agreement, and any references in this Agreement or any Related Document to such exhibits as "Exhibits hereto," "Exhibits to this Agreement" or words of similar effect shall be deemed to refer to such document as executed by the relevant parties thereto and delivered on the Closing Date.

         7.10 Jurisdiction. Each party hereto hereby agrees that any legal action or proceeding against it or any of its Affiliates with respect to this Agreement or any of the agreements or other documents delivered pursuant hereto or in connection herewith may (and shall exclusively) be brought in the courts of the State of New York located in New York City or of the United States of America for the Southern District of New York as the party bringing such action or proceeding may elect, and, by execution and delivery hereof, each of the parties hereto hereby accepts and consents for itself and in respect to its property, generally and unconditionally, with respect to any such action or proceeding, the exclusive jurisdiction of the aforesaid courts and waives any right to stay or to dismiss any such action or proceeding brought before said courts on the basis of forum non conveniens; provided that nothing contained herein shall limit the right of IFA-GP or IFA-LP or any member of the BOS Group to bring any such action or proceeding in the courts of Texas or any other jurisdiction where IFA-GP or IFA-LP or such member may obtain proper jurisdiction over such party. The parties hereto further agree that the provisions of Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York shall apply to this Agreement and such other agreements and documents. Each party hereto hereby irrevocably consents that all process served or brought against it with respect to any such action or proceeding in any such court shall be effective and binding service in every respect if sent by registered mail, or (if permitted by law) by Federal Express or other similar overnight courier service, to such party at its address set forth in Section 7.6 (or such other address as the other parties hereto are notified of in accordance with the provisions of said Section); nothing in this Section 7.10 shall affect the right of any party hereto to serve process in any other manner permitted by law.

         7.11 Business Days. Whenever a specified time period is provided for herein and such period ends on a day which is not a Business Day, the last day of such period shall be deemed extended to the next succeeding day which is a Business Day.

         7.12 Headings; Counterparts. The headings contained in this Agreement are for reference purposes only and shall not limit or otherwise affect the meaning of any provision of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument, binding upon all of the parties hereto. In pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one of such counterparts. Telecopied signatures hereto shall be of the same force and effect as an original of a manually signed copy.

         7.13 Severability. If any term or provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative, illegal or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflicting of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative, illegal or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative, illegal or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, illegal or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case. Notwithstanding the foregoing, in the event of any such determination the effect of which is to affect materially and adversely any party, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by Applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled and consummated to the maximum extent possible.

         7.14 Further Acts. Each party agrees that at any time, and from time to time, after the Closing Date, it will do all such things and execute and deliver all such Related Documents and other assurances, as any other party or its counsel reasonably deems necessary or desirable in order to carry out the terms and conditions of this Agreement and the transactions contemplated hereby or to facilitate the enjoyment of any of the rights created hereby.

         7.15 Mutual Drafting. This Agreement and the other Related Documents are the result of the joint efforts of the parties hereto and thereto, respectively, and each provision hereof and thereof has been subject to the mutual consultation, negotiation and agreement of the parties to each and there shall be no construction against any party based on any presumption of that party's involvement in the drafting hereof or thereof.

         7.16 No Third-Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and their respective successors and permitted assigns. Nothing contained herein shall be deemed to confer upon anyone other than the relevant parties hereto and their respective successors and permitted assigns any right to insist on or to enforce the performance or observance of any of the obligations contained herein.

         7.17 Jury Waiver. EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT OR HE MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF OR BY ANY PARTY HERETO OR ANY AFFILIATE THEREOF.

         IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

FIRSTCITY FINANCIAL CORPORATION    FIRSTCITY CONSUMER LENDING CORPORATION

By                                 By
  -----------------------------      --------------------------------
  Name:                              Name:
  Title:                             Title:


FIRSTCITY FUNDING GP CORP.         FIRSTCITY FUNDING, L.P.
                                   By FirstCity Funding GP Corp., its
By                                 general partner
  -----------------------------
  Name:                            By
  Title:                             --------------------------------
                                     Name:
                                     Title:

IFA DRIVE GP HOLDINGS LLC          IFA DRIVE LP HOLDINGS LLC

By                                 By
  ----------------------------       --------------------------------
  Name:                              Name:
  Title:                             Title:

                                                                       Schedules

   [Forms of Schedules are in a separate Word document, being sent at the same time as this; a list of schedules is at the end of the Table of Contents]



                                      -2-